Exhibit 10.1

PURCHASE AND SALE AGREEMENT

between

CRUSE-TWO, L.L.C.,

an Oklahoma limited liability company, and

CRUSE-SIX, L.L.C.,

an Oklahoma limited liability company

(collectively, “Sellers”)

and

GMR OKLAHOMA CITY, LLC,

a Delaware limited liability company

(“Buyer”)

Property:

OCOM Hospital and

OCOM Physical Therapy,

8100 South Walker Avenue, and

OCOM North Ambulatory Surgical Center (ASC),

925 NW 139th Street,

Oklahoma City, OK

January 30, 2017

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	5.3	Source of Funds	12
	5.4	OFAC Compliance	12
	5.5	Change of Facts	13

6.	Conditions Precedent to Buyer’s Obligations		13
	6.1	Accuracy of Representations	13
	6.2	Performance	13
	6.3	Documents and Deliveries	13
	6.4	Master Lease	13
	6.5	Title Policy	14
	6.6	Tenant Estoppel Certificates	14
	6.7	Subordination and Non-Disturbance Agreements (SNDAs)	14
	6.8	Lease Amendments	14

7.	Conditions Precedent to Sellers’ Obligations		15
	7.1	Accuracy of Representations	15
	7.2	Performance	15
	7.3	Documents and Deliveries	15
	7.4	Lease Amendment	15

8.	Failure of Conditions		15

9.	Pre-Closing Matters		15
	9.1	Leasing Matters	15
	9.2	Adjustment of New Leasing Expenses	16
	9.3	Adjustments of Leasing Expenses	16
	9.4	Termination for Default	16
	9.5	Contracts	16
	9.6	No Contracting for Sale of Property	17
	9.7	No Liens on Property	17
	9.8	Survival	17

10.	Closing; Deliveries		17
	10.1	Time of Closing	17
	10.2	Seller Deliveries	17
	10.3	Buyer Deliveries	19

11.	Apportionments; Taxes; Expenses		19
	11.1	Apportionments	19
	11.2	Closing Costs	21

12.	Damage or Destruction; Condemnation; Insurance		21

13.	Remedies		21
	13.1	Buyer Default	21
	13.2	Seller Default	22

14.	Possession		22

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15.	Notices		22
	15.1	If to Buyer:	22

16.	Brokers		23

17.	Escrow Agent		24
	17.1	Obligations	24
	17.2	Reliance	24
	17.3	Indemnification	24
	17.4	Disputes	24
	17.5	Counsel	24

18.	Indemnification		25
	18.1	Seller’s Indemnification	25
	18.2	Buyer’s Indemnification	25
	18.3	Definition of Exist	25
	18.4	Indemnification Procedure	25

19.	Miscellaneous		27
	19.1	Assignability	27
	19.2	Governing Law; Bind and Inure	27
	19.3	Recording	27
	19.4	Time of the Essence	27
	19.5	Further Assurances	27
	19.6	Exclusivity	27
	19.7	Non-Solicitation	28
	19.8	Headings	28
	19.9	Counterparts	28
	19.10	Exhibits	28
	19.11	Use of Proceeds to Clear Title	28
	19.12	Submission not an Offer or Option	29
	19.13	Entire Agreement; Amendments	29
	19.14	Counterparts; Electronic Signatures	29
	19.15	Attorneys’ Fees	29
	19.16	Waiver of Jury Trial	29
	19.17	No Waiver	29
	19.18	Rules of Construction	30
	19.19	Confidentiality	30

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PURCHASE AND SALE AGREEMENT

(OCOM Hospital, Physical Therapy and North ASC, Oklahoma City, OK)

This PURCHASE AND SALE AGREEMENT (this “Agreement”) is entered into effective as of the 30th day of January, 2017 (the “Effective Date”), by and between CRUSE-TWO, L.L.C., an Oklahoma limited liability company (“Cruse-Two”), and CRUSE-SIX, L.L.C., an Oklahoma limited liability company (“Cruse-Six” and collectively with Cruse-Two, “Sellers”); and GMR OKLAHOMA CITY, LLC, a Delaware limited liability company (“Buyer”). American Eagle Title Insurance Company (“Escrow Agent”) joins in this Agreement for the limited purposes set forth herein.

BACKGROUND

A.          This Agreement is made with reference to the following property (collectively, the “Property”):

(1)          Cruse-Two’s fee interest in that certain real property commonly known as the Oklahoma Center for Orthopaedic & Multispecialty Surgery Medical Plaza Buildings B and C located at 8100 South Walker Avenue Oklahoma City, Oklahoma, which land is more particularly described on Exhibit “A-1” attached hereto and incorporated herein by this reference, together with all easements, rights and privileges appurtenant thereto, if any (collectively, the “OCOM South Land”);

(2)          All of Cruse-Two’s right, title and interest in and to the buildings located upon the OCOM South Land (the “OCOM South Buildings”), together with all improvements, structures, fixtures and parking areas located on the OCOM South Land, if any, and appurtenant thereto (the OCOM South Buildings and such improvements, structures, fixtures and parking areas being hereinafter collectively referred to as the “OCOM South Improvements,” and the OCOM South Land and the OCOM South Improvements being hereinafter collectively referred to as the “OCOM South Real Property”);

(3)          Upon the expiration or termination of the Master Lease (as defined in Section 6.4 of this Agreement), all of Cruse-Two’s right, title and interest in and to the tenant leases relating to the OCOM South Improvements and other occupancy agreements with tenants occupying or using all or any portion of the OCOM South Real Property (collectively with all amendments thereto, the “OCOM South Lease”), any and all security deposits, letters of credit, advance rental, letters of credit or like payments, if any, held by Cruse-Two (collectively, the “OCOM South Security Deposits”), and all guaranties of the OCOM South Lease, if any, held by Cruse-Two;

(4)          Upon the expiration or termination of the Master Lease, all of Cruse-Two’s right, title and interest in and to all fixtures, equipment, furniture, furnishings, appliances, supplies and other personal property of every nature and description attached or pertaining to, or otherwise used in connection with, the OCOM South Real Property, owned by Cruse-Two and located within the OCOM South Real Property but expressly excluding any of the foregoing owned or leased by any tenant and any personal property owned by a third party and leased to Cruse-Two (the “OCOM South Personalty”); and

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(5)          Upon the expiration or termination of the Master Lease, all of Cruse-Two’s right, title and interest in and to all intangible rights and property used or useful in connection with the foregoing, if any, including, without limitation, all development rights, contract rights, guaranties, licenses, plans, drawings permits and warranties and all of Cruse-Two’s rights, title and interest, if any, in and to any service marks, logos or any trade names as well as all of Cruse-Two’s rights and remedies under all construction, design and related agreements relating to the OCOM South Buildings (collectively, the “OCOM South Intangible Property”);

(6)          Cruse-Six’s fee interest in that certain real property commonly known as the Oklahoma Center for Orthopaedic & Multispecialty Surgery Medical Plaza located at 5925 NW 139th Street, Oklahoma City, Oklahoma, which land is more particularly described on Exhibit “A-2” attached hereto and incorporated herein by this reference, together with all easements, rights and privileges appurtenant thereto, if any (collectively, the “OCOM North Land”);

(7)          All of Cruse-Six’s right, title and interest in and to the building located upon the OCOM North Land (the “OCOM North Building”), together with all improvements, structures, fixtures and parking areas located on the OCOM North Land, if any, and appurtenant thereto (the OCOM North Building and such improvements, structures, fixtures and parking areas being hereinafter collectively referred to as the “OCOM North Improvements,” and the OCOM North Land and the OCOM North Improvements being hereinafter collectively referred to as the “OCOM North Real Property”);

(8)          All of Cruse-Six’s right, title and interest in and to the tenant leases relating to the OCOM North Improvements and other occupancy agreements with tenants occupying or using all or any portion of the OCOM North Real Property (collectively with all amendments thereto, the “OCOM North Lease”), any and all security deposits, letters of credit, advance rental, letters of credit or like payments, if any, held by Cruse-Six (collectively, the “OCOM North Security Deposits”), and all guaranties of the OCOM North Lease, if any, held by Cruse-Six;

(9)          All of Cruse-Six’s right, title and interest in and to all fixtures, equipment, furniture, furnishings, appliances, supplies and other personal property of every nature and description attached or pertaining to, or otherwise used in connection with, the OCOM North Real Property, owned by Cruse-Six and located within the OCOM North Real Property but expressly excluding any of the foregoing owned or leased by any tenant and any personal property owned by a third party and leased to Cruse-Six (the “OCOM North Personalty”); and

(10)        All of Cruse-Six’s right, title and interest in and to all intangible rights and property used or useful in connection with the foregoing, if any, including, without limitation, all development rights, contract rights, guaranties, licenses, plans, drawings permits and warranties and all of Cruse-Six’s rights, title and interest, if any, in and to any service marks, logos or any trade names as well as all of Cruse-Six’s rights and remedies under all construction, design and related agreements relating to the OCOM North Building (collectively, the “OCOM North Intangible Property”).

B.           The Property described in Recital A(1)-(5) above is collectively referred to as the “OCOM South Property,” and the Property described in Recital A(6)-10) above is collectively referred to as the “OCOM North Property.” Sellers are prepared to sell, transfer and convey the Property to Buyer, and Buyer is prepared to purchase and accept the same from Sellers, all for the Purchase Price and on the other terms and conditions hereinafter set forth.

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TERMS AND CONDITIONS

In consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree:

1.           Sale and Purchase. Sellers hereby agrees to sell, transfer and convey the Property to Buyer, and Buyer hereby agrees to purchase and accept the Property from Sellers, in each case for the Purchase Price and on and subject to the other terms and conditions set forth in this Agreement.

2.           Purchase Price. The aggregate purchase price for the Property (the “Purchase Price”) shall be Forty Nine Million Five Hundred Thousand and No/100 Dollars ($49,500,000.00). The portion of the Purchase Price allocated to the OCOM South Property shall be Forty-Four Million Four Hundred Thousand and No/100 Dollars ($44,400,000) (the “OCOM South Purchase Price”), and the portion of the Purchase Price allocated to the OCOM North Property shall be Five Million One Hundred Thousand and No/100 Dollars ($5,100,000) (the “OCOM North Purchase Price”).

The Purchase Price, subject to the terms and conditions hereinafter set forth, shall be paid to Sellers by Buyer as follows:

2.1         Deposit. Within two (2) Business Days following the mutual execution and delivery of this Agreement by Buyer and Sellers, Buyer shall deliver to Escrow Agent a deposit in the amount of Three Hundred Fifty Thousand and No/100 Dollars ($350,000.00) (together with any interest thereon, the “Initial Deposit”). If Buyer does not terminate this Agreement pursuant to Section 3.2 on or before the expiration of the Inspection Period, Buyer shall deliver to Escrow Agent an additional deposit in the amount of Three Hundred Fifty Thousand and No/100 Dollars ($350,000.00) (together with any interest thereon, the “Additional Deposit”) within two (2) Business Days following the expiration of the Inspection Period. The Initial Deposit and the Additional Deposit shall be referred to herein collectively as the “Deposit.” The Deposit shall be delivered to Escrow Agent in immediately available funds, to be held in escrow and delivered in accordance with this Agreement at the following address: American Eagle Title Insurance Company, 421 NW 13th Street, Suite 320, Oklahoma City OK 73103, attention: Mr. Eric Offen, telephone (405) 232-6700, e-mail: eoffen@ameagletitle.com.

2.2         Payment at Closing. At the consummation of the transaction contemplated hereby (the “Closing”), Buyer shall deliver to Escrow Agent cash or immediately available funds in an amount equal to the Purchase Price, less the Deposit. The Purchase Price, subject to adjustments and apportionments as set forth herein, shall be paid at Closing by wire transfer of immediately available federal funds, transferred to the order or account of Sellers or such other person as Sellers may designate in writing, subject to the terms of the Post-Closing Escrow Agreement (as defined in Section 6.4, below).

The delivery and recording of documents and the disbursement of funds shall be effectuated through the Escrow Agent at the Closing and pursuant to the closing instructions from the parties hereto, which closing instructions shall not modify or diminish the parties’ respective obligations hereunder.

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2.3         Independent Consideration. Sellers and Buyer acknowledge and agree that One Hundred Dollars ($100.00) of the Deposit shall be paid to Sellers if this Agreement is terminated for any reason (the “Independent Contract Consideration”), in addition to any other rights Sellers may have hereunder. Moreover, Sellers and Buyer acknowledge and agree that the Independent Contract Consideration has been bargained for and agreed to as additional consideration for Sellers’ execution and delivery of this Agreement and is non-refundable to Buyer.

3.           Due Diligence Inspections. No later than three (3) Business Days after the Effective Date, each Seller shall deliver to Buyer accurate and complete copies of all of the information set forth on Exhibit “L” (collectively, the “Property Information”) related to such Seller’s Property, to the extent such information is within such Seller’s possession or available to such Seller under the terms of the OCOM North Lease or the OCOM South Lease (collectively the “Leases”), as applicable. All Property Information shall be delivered to Attention: Alfonzo Leon, Chief Investment Officer, Global Medical REIT, address: 4800 Montgomery Lane, Suite 450, Bethesda, Maryland 20814, telephone: (202) 524-6853, facsimile: (202) 380-0891, e-mail: AlfonzoL@globalmedicalreit.com.

3.1         Entry. During the Inspection Period (as defined below), subject to the terms of the Leases affecting the Property, Buyer and its agents and representatives shall be entitled to enter upon the OCOM North Real Property and the OCOM South Real Property (collectively, the “Real Property”) from time to time (as coordinated through Sellers and the property manager for the tenants under the Leases), including all leased areas, upon reasonable prior notice to Sellers (and, to the extent applicable, the tenants under the Leases), to perform inspections and tests of the Property, including surveys, environmental studies, examinations and tests of all structural and mechanical systems within the OCOM North Improvements and the OCOM South Improvements (collectively, the “Improvements”), and to examine the books and records of Sellers relating to the Property. Buyer shall furnish to Sellers, at no expense to Sellers, copies of all studies, inspections and tests of the Property performed by or on behalf of Buyer.

Notwithstanding the foregoing, Buyer shall not be permitted to interfere unreasonably with Sellers’ operations at the Property or disturb or interfere with any tenant’s rights or occupancy at the Property, and the scheduling of any inspections shall take into account the timing and availability of access to tenants’ premises, subject to tenants’ rights under the Leases or otherwise. If Buyer wishes to engage in any testing which is invasive, which will damage or disturb any portion of the Property, which will involve sampling, or which will involve testing of subsurface soils, surface water, or groundwater, Buyer shall obtain Seller’s prior written consent thereto, which shall not be unreasonably withheld, conditioned or delayed. Buyer agrees that in making any inspections of, or conducting any testing of, on, or under the Property, Buyer or Buyer’s agents will carry not less than One Million and 00/100 Dollars ($1,000,000.00) commercial general liability insurance covering such activities and, upon request of Sellers, will provide Sellers with written evidence of such insurance. Buyer shall repair any damage to the Property caused by any such tests or investigations, and indemnify, defend and hold harmless Sellers, their members and affiliates and their respective directors, officers, managers, employees, agents, successors and assigns from any and all liabilities, claims, losses, suits, demands, costs and expenses resulting therefrom. The indemnity and repair obligations of Buyer under this paragraph shall survive Closing or the termination of this Agreement.

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3.2         Inspection Period. The term “Inspection Period,” as used herein, shall mean the period commencing on the Effective Date and ending at 5:00 p.m. Pacific time on the date which is forty-five (45) days following the later of (a) Buyer’s receipt of the Property Information, or (b) the Effective Date. Buyer may terminate this Agreement in its entirety in its sole discretion for a reason or no reason by giving written notice of such election to Sellers and Escrow Agent at any time prior to the expiration of the Inspection Period, in which event the Initial Deposit shall automatically be refunded and returned forthwith to Buyer and, except as expressly set forth herein, neither party shall have any further liability or obligation to the other hereunder. In the absence of such written notice of termination, the contingency provided for in this Section 3.2 no longer shall be applicable, Buyer shall deliver to Escrow Agent the Additional Deposit provided for in Section 2.1, and this Agreement shall continue in full force and effect.

3.3         Property Condition Assessment. Prior to the expiration of the Inspection Period, Buyer shall cause a property condition assessment to be performed by a professional commercial property inspector for each of the OCOM North Property and the OCOM South Property. Buyer shall provide to each respective Seller copies of the inspector’s report, which shall set forth in reasonable detail the results of such assessment and the inspector’s recommended repairs and maintenance, if any (the “Assessment Report”). The Assessment Report shall be mutually acceptable to Buyer and the respective Seller, which acceptance shall be acknowledged in writing by the respective Seller prior to the expiration of the Review Period. If Buyer fails to deliver the Assessment Report, or if the respective Seller declines or fails to provide acknowledgement of its acceptance of the Assessment Report, prior to the expiration of the Inspection Period, then this Agreement shall be deemed terminated, in which event the Initial Deposit shall automatically be refunded and returned forthwith to Buyer and, except as expressly set forth herein, neither party shall have any further liability or obligation to the other hereunder. If the Assessment Reports for the Property are accepted, such Assessment Reports shall be referenced in or attached as an exhibit to the Master Lease of the OCOM South Property or the Assignment and Assumption of Leases, Contracts and Security Deposits for the OCOM North Property, as applicable, and, subject to ordinary wear and tear and casualty damage, shall serve as conclusive evidence of the condition of the respective Property as of the Closing Date.

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3.4         Title and Survey Matters. Within fifteen (15) Business Days following the Effective Date, Sellers shall cause Escrow Agent (in its capacity as title company issuing the title policy described below, (“Title Company”)) to furnish to Buyer and Sellers title commitments (the “Title Commitments”) with respect to the Property together with copies of all instruments listed as exceptions to title. Within ten (10) Business Days following Buyer’s receipt of the Title Commitments, Buyer shall use commercially reasonable efforts to cause a duly licensed Oklahoma surveyor to furnish to Buyer and Sellers ALTA/NSPS land title surveys of the Real Property (the “Surveys”). Buyer will have until the expiration of the Inspection Period to give written notice to Sellers specifying Buyer’s objections to the Title Commitment, title exceptions listed therein, and the Surveys (collectively, “Title Objections”), if any. If Buyer timely notifies Sellers in writing of the Title Objections, Sellers shall have five (5) business days after receipt of such notice (the “Title Cure Period”) to elect (but shall have no obligation whatsoever) to cure any Title Objection, and if so elected, shall either (a) satisfy the Title Objections at Sellers’ sole cost and expense and cause the Title Company to revise the Title Commitment to reflect such satisfaction, or (b) provide Buyer and the Title Company with satisfactory evidence that Sellers can and will cure such Title Objections prior to or at Closing; provided, however, Sellers shall be obligated to remove, pay and/or satisfy prior to or at Closing any monetary liens against the Property created or incurred by or through Sellers (each, a “Monetary Lien”). Failure by Sellers to timely respond in writing to any Title Objections shall be deemed Sellers’ decision not to cure any Title Objections. If Sellers elect not to satisfy any of the Title Objections within the Title Cure Period, Buyer shall have the option, exercisable within five (5) days after the expiration of the Title Cure Period, to either (i) waive the unsatisfied Title Objections, in which event the unsatisfied Title Objections will become Permitted Exceptions (hereinafter defined), or (ii) terminate this Agreement in which event the Deposit shall automatically be refunded and returned forthwith to Buyer and, except as expressly set forth herein, neither party shall have any further liability or obligation to the other hereunder. If Buyer fails to notify Sellers in writing within five (5) days after the expiration of the Title Cure Period that Buyer has elected to terminate this Agreement pursuant to this Section 3.4, then Buyer shall be deemed to have waived all unsatisfied Title Objections. If, after the expiration of the Inspection Period, Title Company amends or adds any exception to the Title Commitments other than at the request of Buyer (including any liens against the Property for a liquidated amount that Sellers are not obligated hereunder to satisfy at Closing), the Title Company will notify Buyer and Sellers immediately. Within two (2) business days after Buyer receives notice from Title Company (and the Closing Date shall be extended if needed so that the Closing shall not occur prior to the end of such two (2) Business Day period), together with a copy of such intervening lien or matter, Buyer shall notify Sellers in writing of any objections thereto (a “Supplemental Title Objection”). If Buyer fails to notify Sellers of such Supplemental Title Objection within such two (2) Business Day period, Buyer shall be deemed to have waived any objection and approved all such exceptions. If the Supplemental Title Objection is material and adverse to the Property, is not caused by Buyer and Sellers do not agree to remove such matter (other than any Monetary Lien), then Buyer may within two (2) business days after the Supplemental Title Objection, terminate this Agreement in which event the Deposit shall automatically be refunded and returned forthwith to Buyer and, except as expressly set forth herein, neither party shall have any further liability or obligation to the other hereunder. If Sellers have not received written notice from Buyer that Buyer has elected to terminate this Agreement within such two (2) Business Day period of time, then Buyer shall be deemed to have waived any unsatisfied Supplemental Title Objection. “Permitted Exceptions” shall mean any title or survey item, other than Monetary Liens: (i) not raised as Title Objections by Buyer, or (ii) raised as Title Objections by Buyer but thereafter waived or deemed waived.

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3.5         Lease Amendments. Buyer acknowledges and agrees that concurrent with the delivery of the Master Lease of the OCOM South Property (pursuant to Section 10.3.3) and the Assignment and Assumption of Leases, Contracts and Security Deposits (pursuant to Section 10.3.5) for the OCOM North Property, each of the Leases shall be amended pursuant to amendments in form and substance prepared by Sellers and approved by Buyer in its reasonable discretion (each, a “Lease Amendment”), which Lease Amendment(s) shall include (i) a requirement that the tenants under each such Lease shall, upon Buyer’s written request (in its capacity as landlord or master landlord, as the case may be), provide Buyer with unaudited quarterly financial reports (balance sheets and related statements of income and cash flow statements), and, upon Buyer’s additional request from time to time and at Buyer’s sole expense, but no more than once every twelve (12) months, provide Buyer with audited financials as well, and (ii) with respect to the OCOM South Lease:

(a)         an acknowledgment that, with respect to any indemnity obligations that the tenant may owe to Cruse-Two, as landlord, such indemnity obligations shall extend to Buyer in its capacity as master landlord,

(b)         an acknowledgement that Cruse-Two, as landlord, has become a tenant under the Master Lease and that the OCOM South Lease shall be thereafter deemed a sublease, subject and subordinate to the Master Lease for so long as such Master Lease remains in effect and, upon the expiration of such Master Lease, Cruse-Two shall assign, and Buyer shall assume, the landlord’s direct interest in the OCOM South Lease, which shall thereafter continue in effect pursuant to its terms and conditions,

(c)         an acknowledgement that property insurance required by OCOM South Lease shall be provided by an insurance carrier designated by Buyer at OCOM’s sole cost and expense provided that any such insurance shall have substantially similar premiums, deductibles, and coverages as the property insurance maintained by OCOM pursuant to the OCOM South Lease as of the date of this Agreement,

(d)         a release of Anthony L. Cruse, an individual, from the applicable guaranties with respect to such Lease.

Sellers will use commercially reasonable efforts to obtain the Lease Amendments; provided, that either Seller’s failure to obtain the Lease Amendments shall not constitute a default or breach of such Seller’s obligations under this Agreement.

4.           Representations and Warranties of Sellers. Each Seller represents and warrants to Buyer, with respect to such Seller and with respect to the Property owned by such Seller, as follows:

4.1         Authority. Seller is a limited liability company organized under the laws of the State of Oklahoma and Seller has all requisite power and authority to enter into this Agreement and perform its obligations hereunder. The execution, delivery and performance of this Agreement and all documents contemplated hereby by Seller has been duly and validly authorized by all necessary action on the part of Seller, and all required consents and approvals have been duly obtained and will not result in a breach of any of the terms or provisions of, or constitute a default under any indenture, agreement or instrument to which any Seller is a party. This Agreement is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally.

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4.2         No Conflict. Neither the execution, delivery or performance of this Agreement nor compliance herewith (i) conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under (a) the operating agreement of Seller or any other agreement or instrument to which Seller is a party or by which all or any part of the Property is bound or (b) any law or any order, writ, injunction or decree of any court or governmental authority, (ii) results in the creation or imposition of any lien, charge or encumbrance upon its property pursuant to any such agreement or instrument, or (iii) violates any restriction, requirement, covenant or condition to which all or any part of the Property is bound.

4.3         OFAC Compliance. Seller is in compliance with the requirements of Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders or regulations in respect thereof (the Order and such other rules, regulations, legislation or executive orders are collectively referred to herein as the “Orders”). Neither Seller nor any beneficial owner of Seller:

4.3.1         is listed on the Specifically Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Orders or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (collectively, the “Lists”);

4.3.2         is a person who has been determined by competent authority to be subject to the prohibitions contained in the Orders;

4.3.3         is owned or controlled by, or acts for or on behalf of, any person or entity listed on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or

4.3.4         shall transfer or permit the transfer of any interest in Seller or any beneficial owner in Seller to any person or entity who is, or any of whose beneficial owners are, listed on the Lists.

4.4         No Governmental Authority Required. No authorization, consent or approval of any governmental authority (including, without limitation, courts) is required for the execution and delivery by Seller of this Agreement or the performance of its obligations hereunder.

4.5         Credit of the Property. Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Seller’s creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of Seller’s assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Seller’s assets, (v) admitted in writing its inability to pay its debts as they come due or (vi) made an offer of settlement, extension or composition to its creditors generally.

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4.6         Governmental Commitments. Seller has not entered into any material commitments or agreements with any governmental authorities or agencies affecting the Property.

4.7         Leases. Seller has delivered or made available to Buyer true and complete copies of the Leases to which Seller is a party. The list of Leases to which Seller is a party set forth on Exhibit “B” attached hereto is true, correct and complete. Each of the Leases is in full force and effect. Seller is “landlord” or “lessor” under the Leases to which Seller is a party and is entitled to assign to Buyer, without the consent of any party, the Leases. The tenant  is Oklahoma Center for Orthopedic & Multi-Specialty Surgery, LLC, an Oklahoma limited liability company (“OCOM”). There are no rights to renew, extend or terminate the Leases or expand any tenant lease premises, except as provided in the Leases. There is no Lease which provides that a tenant pays rent in the form of percentage rent. No rent or other payments have been collected in advance for more than one (1) month and no rents or other deposits are held by Sellers, except the security deposits, if any, described in the Leases and rent for the current month. Neither Seller nor any tenant is in default under its respective Lease, and there exists no condition or circumstance or written notice of any condition or circumstance which, with the passage of time, would constitute a default under any of the Leases by any party. No tenant has asserted any claim of offset or other defense in respect of its or Seller’s obligations under its respective Lease. No tenant has (i) filed for bankruptcy or taken any similar debtor-protection measure, (ii) defaulted under its Lease, (iii) discontinued operations at the Property owned by Seller, or (iv) given notice of its intention to do any of the foregoing.

4.8         No Condemnation. Seller has not received any written notice of any pending or contemplated condemnation, eminent domain or similar proceeding with respect to all or any portion of the Real Property owned by Seller and, to Seller’s actual knowledge, no such proceedings are threatened.

4.9         Contracts. There are no construction, management, commission, brokerage, leasing, service, equipment, supply, maintenance or concession agreements entered into by or on behalf of Seller in effect with respect to the Real Property or the Personalty owned by Seller, except as set forth in Exhibit “C” (collectively, the “Contracts”). Seller will deliver or make available to Buyer true and complete copies of the Contracts. Seller has not, within the last year, received any written notice of any default under any contract that has not been cured or waived. To Seller’s knowledge, neither Seller nor any counterparty is in material default under any Contracts, and no event exists which, with the passage of time or the giving of notice or both, will become a material default thereunder on the part of Seller or any counterparty.

4.10       Tenant Improvement Allowances. There are no unpaid tenant improvement allowances, tenant improvement obligations of Landlord, leasing commissions and/or rent concessions with respect to any of the Leases.

4.11       Correction of Conditions. Seller has not received any written notice from, and, to the best of Seller’s knowledge, there are no grounds for, any association, declarant or easement holder requiring the correction of any condition with respect to the Property owned by Seller, or any part thereof, by reason of a violation of any other restrictions or covenants recorded against the Property. Seller is not in default under any such document, nor, to the best of Seller’s knowledge, is any other party subject to any such document.

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4.12       Compliance. Seller has not received any written notice from, and, to the best of Seller’s knowledge there are no grounds for, any governmental agency requiring the correction of any condition with respect to the Property owned by Seller, or any part thereof, by reason of a violation of any applicable federal, state, county or municipal law, code, rule or regulation (including those respecting the Americans With Disabilities Act), which has not been cured or waived. To the best of Seller’s knowledge, Seller and the Property owned by Seller are in compliance with all applicable federal, state, county and municipal laws, codes, rules and/or regulations. Seller has not received written notice from any governmental agency or other body of any existing violations of any federal, state, county or municipal laws, ordinances, orders, codes, regulations or requirements affecting the Real Property owned by Seller which have not been cured.

4.13       Property Permits. Seller has not received any written notice of an intention to revoke any certificate of occupancy, license, or permit issued in connection with the Property owned by Seller.

4.14       Hazardous Materials. To the best of Seller’s knowledge, except as disclosed in the Property Information provided to Buyer or in any environmental studies of the Property conducted by or on behalf of Buyer, there are no Hazardous Materials (as defined below) stored on, incorporated into, located on, present in or used on the Property in violation of, and requiring remediation under, any laws, ordinances, statutes, codes, rules or regulations. For purposes of this Agreement, the term “Hazardous Materials” shall mean any substance which is or contains: (i) any “hazardous substance” as now or hereafter defined in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. § 9601, et seq.) (“CERCLA”) or any regulations promulgated under CERCLA; (ii) any “hazardous waste” as now or hereafter defined in the Recourse Conservation and Recovery Act (42 U.S.C. § 6901, et seq.) (“RCRA”) or regulations promulgated under RCRA; (iii) any substance regulated by the Toxic Substances Control Act (15 U.S.C. § 2601, et seq.); (iv) gasoline, diesel fuel or other petroleum hydrocarbons; (v) asbestos and asbestos containing materials, in any form, whether friable or non-friable; (vi) polychlorinated biphenyls; (vii) radon gas; or (viii) any additional substances or materials which are now or hereafter classified or considered to be hazardous or toxic under any laws, ordinances, statutes, codes, rules, regulations, agreements, judgments, orders and decrees now or hereafter enacted, promulgated, or amended, of the United States, the state, the county, the city or any other political subdivision in which the Property is located and any other political subdivision, agency or instrumentality exercising jurisdiction over the owner of the Property, the Property or the use of the Property relating to pollution, the protection or regulation of human health, natural resources or the environment, or the emission, discharge, release or threatened release of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or waste into the environment (including, without limitation, ambient air, surface water, ground water or land or soil). Seller has received no notice that the Property or any portion thereof contains any form of toxic mold.

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4.15       Litigation. There is no action, suit, court or arbitration proceedings, or administrative action or proceeding, which is pending or threatened against or affecting the Property owned by Seller or arising out of Seller’s ownership, management or operation of the Real Property.

4.16       FIRPTA. Seller is not a “foreign person” as defined in Section 1445(f)(3) of the Internal Revenue Code.

4.17       No Bankruptcy. Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition of Seller’s creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Seller’s assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Seller’s assets, (v) admitted in writing it inability to pay its debts as they come due or (vi) made an offer of settlement, extension or composition to its creditors generally.

4.18       Change of Facts. Seller shall promptly notify Buyer, in writing, of any event or condition known to Seller which occurs prior to the Closing, which causes a material adverse change in the facts relating to, or the truth of, any of Seller’s representations or warranties.

4.19       On-Site Employees. There are no on-site employees of Seller or its affiliates at the Property, and upon the Closing Date, Buyer shall have no obligation to employ or continue to employ any individuals employed by Seller or its affiliates in connection with the Property owned by Seller.

4.20       Information. Seller has no knowledge or information of any facts, circumstances, or conditions that are inconsistent with the representations and warranties contained herein. As used herein, “to Seller’s knowledge” shall be deemed to mean the actual knowledge of Anthony L. Cruse.

4.21       No Other Options. Other than this Agreement and the Permitted Exceptions, the Property is not subject to any outstanding agreement(s) of sale or options, rights of first refusal or other rights of purchase to which Seller is a party.

4.22       Survivability of Representations and Warranties. The representations and warranties of Sellers and Buyer set forth in this Agreement are remade as of the Closing Date and shall not be deemed to be merged into or waived by the instruments of Closing and shall survive after the Closing Date for a period of one (1) year.

4.23       Limitations Regarding Representations and Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT SELLERS ARE NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

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BUYER HEREBY EXPRESSLY ACKNOWLEDGES AND AGREES THAT BUYER HAS OR WILL HAVE, PRIOR TO THE END OF THE INSPECTION PERIOD, INSPECTED AND EXAMINED THE PROPERTY TO THE EXTENT DEEMED NECESSARY BY BUYER IN ORDER TO ENABLE BUYER TO EVALUATE THE PURCHASE OF THE PROPERTY. BUYER HEREBY FURTHER ACKNOWLEDGES AND AGREES THAT BUYER IS RELYING UPON THE INSPECTION, EXAMINATION, AND EVALUATION OF THE PROPERTY BY BUYER. BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS”, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, and/or in the transaction documents referenced herein.

5.           Representations of Buyer. Buyer represents and warrants that:

5.1         Authority. Buyer is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Buyer has been duly authorized.

5.2         No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder on the part of Buyer does not and will not violate any applicable law, ordinance, statute, rule, regulation, order, decree or judgment, conflict with or result in the breach of any material terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, or encumbrance upon any of the property or assets of Buyer by reason of the terms of any contract, mortgage, lien, lease, agreement, indenture, instrument or judgment to which Buyer is a party or which is or purports to be binding upon Buyer or which otherwise affects Buyer, which will not be discharged, assumed or released at Closing. No action by any federal, state or municipal or other governmental department, commission, board, bureau or instrumentality is necessary to make this Agreement a valid instrument binding upon Buyer in accordance with its terms.

5.3         Source of Funds. Buyer has available to it unrestricted funds which it may use in its sole discretion to pay the full Purchase Price and otherwise comply with the provisions of this Agreement. Buyer acknowledges and agrees that its obligations hereunder are not contingent upon Buyer obtaining financing for the purchase of the Property.

5.4         OFAC Compliance. Buyer is in compliance with the requirements of the Order and other similar requirements contained in the rules and regulations of OFAC and in any enabling legislation or other Orders. Neither Buyer nor any beneficial owner of Buyer:

5.4.1         is listed on the Lists;

5.4.2         is a person who has been determined by competent authority to be subject to the prohibitions contained in the Orders;

5.4.3         is owned or controlled by, or acts for or on behalf of, any person or entity listed on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or

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5.4.4         shall transfer or permit the transfer of any interest in Buyer or any beneficial owner in Buyer to any person or entity who is, or any of whose beneficial owners are, listed on the Lists.

5.5         Change of Facts. Buyer shall promptly notify Seller, in writing, of any event or condition known to Buyer which occurs prior to the Closing, which causes a material adverse change in the facts relating to, or the truth of, any of Buyer’s representations or warranties.

6.           Conditions Precedent to Buyer’s Obligations. All of Buyer’s obligations hereunder are expressly conditioned on the satisfaction at or before the time of Closing hereunder, or at or before such earlier time as may be expressly stated below, of each of the following conditions (each a “Buyer Closing Condition” and, collectively, the “Buyer Closing Conditions”):

6.1         Accuracy of Representations. All of the representations and warranties of Seller contained in this Agreement shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on the date of Closing with the same effect as if made on and as of such date, except as the same may be modified as a result of matters permitted or contemplated by the terms of this Agreement or otherwise as a result of matters outside of the control of Seller.

6.2         Performance. Sellers shall have performed, observed and complied with all material covenants, agreements and conditions required by this Agreement to be performed, observed and complied with on its part prior to or as of Closing hereunder.

6.3         Documents and Deliveries. All instruments and documents required on Seller’s part to effectuate this Agreement and the transactions contemplated hereby shall be delivered at Closing and shall be in form and substance consistent with the requirements herein.

6.4         Master Lease. Buyer shall have received on or prior to the Closing Date two (2) executed counterpart originals of a master lease dated as of the Closing Date between Buyer as landlord and Cruse-Two, as tenant, with respect to the OCOM South Property (the “Master Lease”), which Master Lease shall be substantially in the form of Exhibit “D” attached hereto. In addition, Seller shall obtain, and the Master Lease shall be accompanied by, an irrevocable standby letter of credit (“Letter of Credit”) addressed to Buyer as beneficiary and issued by a financial institution reasonably acceptable to Buyer in an amount equal to the difference (the “Rent Differential”) between (a) the total Minimum Monthly Rent due to Buyer under the Master Lease, and (b) the rent that OCOM is obligated to pay under the OCOM South Lease for the time period from Closing to February 28, 2022 (the “Master Lease Expiration Date”), less the Holdback Amount (as defined below). The terms of the Letter of Credit shall be agreed to by Buyer and Cruse-Two prior to Closing, and the Letter of Credit shall be deposited with the Escrow Agent at Closing, to be held by Escrow Agent in compliance with the Post-Closing Escrow Agreement (as defined below). If Cruse-Two fails to pay the Rent Differential when due under the Master Lease and such default is not cured within any applicable notice and cure period under the Master Lease, Buyer shall have the right to draw on the Letter of Credit for payment of the unpaid Rent Differential by giving written notice to Cruse-Two and the Escrow Agent, and submitting to Escrow Agent, for delivery to the issuer of the Letter of Credit, a drawing certificate in the form attached to the Letter of Credit. The amount of the Letter of Credit shall be reduced annually as the remaining balance of the rent payments to be made by Cruse-Two under the Master Lease (and the remaining balance of the Rent Differential) is reduced. The Letter of Credit shall be released and cancelled upon payment in full of all rent due to Buyer under the Master Lease. If the Letter of Credit has an annual expiration date or an expiration date other than the Master Lease Expiration Date, Cruse-Two shall cause the Letter of Credit to be renewed at least ninety (90) days prior to such expiration date. At Closing, Escrow Agent shall retain a portion of the Purchase Price equal to Two Hundred Twenty Thousand Seven Hundred Eighty-Two and No/100 Dollars ($220,782.00) (the “Holdback Amount”), in an escrow account to be held by Escrow Agent pursuant to a post-closing escrow agreement to be executed and delivered at Closing by Buyer, Cruse-Two and Escrow Agent in the form attached hereto as Exhibit “M” (the “Post-Closing Escrow Agreement”). The Holdback Amount shall be held and disbursed by Escrow Agent and applied to the last three (3) months of the Rent Differential under the Master Lease in compliance with the Post-Closing Escrow Agreement.

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6.5         Title Policy. On the Closing Date, the Title Company shall be unconditionally obligated and prepared, subject to the payment of the applicable title insurance premium and other related charges, to issue to Buyer 2006 ALTA Extended Coverage Owner’s Policies of Title Insurance insuring the fee simple title to the OCOM South Real Property and the OCOM North Real Property in Buyer with liability in the amount of the Purchase Price allocated to each such Property, subject only to the Permitted Exceptions.

6.6         Tenant Estoppel Certificates. Sellers shall request from each of the tenants at the Property, and promptly deliver to Buyer to the extent received, estoppel certificates either (a) substantially in the form of Exhibit “N” attached hereto or (b) in such form as is permitted by any tenant Lease (in either case, an “Estoppel Certificate” or “Estoppel Certificates”); provided, that if the Estoppel Certificate is not substantially in the form of Exhibit “N” attached hereto, Buyer shall have the right to review and approve such Estoppel Certificate. Further, Buyer shall have the right to review and approve all Estoppel Certificates before such Estoppel Certificates are sent to any tenant for execution. All Estoppel Certificates received shall be dated not more than thirty (30) days prior to Closing.

6.7         Subordination and Non-Disturbance Agreements (SNDAs). Cruse-Two shall request from the tenant at the OCOM South Property, and promptly deliver to Buyer to the extent received, a subordination, nondisturbance and attornment agreement (an “SNDA”) substantially in the form of Exhibit “O” attached hereto. In addition, upon request by Buyer’s lender, Sellers shall also request from each of the tenants at the Property, and promptly deliver to Buyer to the extent received, SNDAs in such form requested by the Buyer’s lender. All SNDAs received shall be dated not more than thirty (30) days prior to Closing.

6.8         Lease Amendments. The Leases shall have been amended by the Lease Amendments as set forth in Section 3.5.

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7.           Conditions Precedent to Sellers’ Obligations. All of Sellers’ obligations hereunder are expressly conditioned on the satisfaction at or before the time of Closing hereunder, or at or before such earlier time as may be expressly stated below, of each of the following conditions (each a “Seller Closing Condition” and, collectively, the “Seller Closing Conditions”):

7.1         Accuracy of Representations. All of the representations and warranties of Buyer contained in this Agreement shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on the date of Closing with the same effect as if made on and as of such date, except as the same may be modified as a result of matters permitted or contemplated by the terms of this Agreement or otherwise as a result of matters outside of the control of Buyer.

7.2         Performance. Buyer shall have performed, observed and complied with all material covenants, agreements and conditions required by this Agreement to be performed, observed and complied with on its part prior to or as of Closing hereunder.

7.3         Documents and Deliveries. All payments, instruments and documents required on Buyer’s part to effectuate this Agreement and the transactions contemplated hereby shall be delivered at Closing and shall be in form and substance consistent with the requirements herein.

7.4         Lease Amendment. The OCOM South Lease shall have been amended as set forth in Section 3.5.

8.           Failure of Conditions. In the event a Buyer Closing Condition is not satisfied by the Closing Date through no fault of Buyer, then Buyer shall have the option, at Buyer’s sole discretion, to (i) proceed with Closing but preserving its other rights and remedies hereunder, or (ii) decline to proceed to Closing. In the latter event, except as expressly set forth herein, all obligations, liabilities and rights of the parties under this Agreement shall terminate, and the Deposit shall be returned to Buyer. Notwithstanding the foregoing, in the event that a Buyer Closing Condition is not satisfied as a result of a breach by Seller, Buyer shall have the rights and remedies set forth in Section 13.2 herein. In the event a Seller Closing Condition is not satisfied by the Closing Date through no fault of Sellers, then Sellers shall have the option, at Sellers’ sole discretion, to (i) proceed with Closing but preserving their other rights and remedies hereunder, or (ii) decline to proceed to Closing. In the latter event, except as expressly set forth herein, all obligations, liabilities and rights of the parties under this Agreement shall terminate, and the Deposit shall be returned to Buyer unless a Seller Closing Condition is not satisfied as a result of a breach by Buyer, in which event Sellers shall have the rights and remedies set forth in Section 13.1 herein.

9.           Pre-Closing Matters. From and after the expiration of the Inspection Period and until the Closing or earlier termination of this Agreement, except as otherwise set forth below:

9.1         Leasing Matters. Sellers shall not, without the written consent of Buyer, which shall be at Buyer’s sole and absolute discretion (i) effect any material change in any Lease except as provided in Section 3.5 of this Agreement, (ii) renew or extend the term of any Lease, unless the same is an extension or expansion permitted pursuant to the terms of an existing Lease, or (iii) enter into any new Lease or cancel or terminate any Lease. When seeking consent to a new or modified Lease, such Seller shall provide notice of the identity of the tenant, a term sheet or letter of intent containing material business terms (including, without limitation, rent, expense base, concessions, tenant improvement allowances, brokerage commissions, and expansion and extension options) and whatever credit and background information with respect to such tenant as Seller customarily obtains in connection with similar leases of the Property. Buyer shall be deemed to have consented to any proposed Lease or Lease modification if it has not responded to Seller within three (3) business days after receipt of such information. Seller shall deliver to Buyer copies of executed versions of any such documents within three (3) business days after the full execution and delivery thereof.

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9.2         Adjustment of New Leasing Expenses. Any tenant improvement costs, rent abatements, rent concessions or commissions under Leases or renewals, or any other tenant inducement provided by a Seller to any tenant, entered into after the Effective Date in accordance with the terms of this Agreement shall be paid by such Seller prior to closing or, if not paid by Seller as of Closing, shall be credited to Buyer at Closing.

9.3         Adjustments of Leasing Expenses. Any tenant improvement costs, rent abatements, concessions or commissions under Leases or renewals, or any other tenant inducement provided by a Seller to any tenant, entered into prior to the Effective Date, whether payable prior to or after Closing, shall be such Seller’s responsibility and credited to Buyer at Closing if not paid by Seller prior to Closing. To the extent that any tenant terminates its Lease and pays a termination penalty pursuant to the terms of its Lease, the termination penalty shall be paid to Buyer and if paid to Seller prior to Closing, shall be credited to Buyer at Closing.

9.4         Termination for Default. Notwithstanding anything in this Agreement to the contrary, prior to the expiration of the Inspection Period, Sellers may cancel or terminate any Lease or commence collection, unlawful detainer or other remedial action against any tenant with Buyer’s consent, not to be unreasonably withheld, upon the occurrence of a default by the tenant under said Lease. Sellers shall deliver to Buyer copies of all default notices and correspondence delivered to or received from any of the tenants in connection with the Leases after the Effective Date of this Agreement.

9.5         Contracts. Buyer shall give notice to Cruse-Six on or before the expiration of the Inspection Period of any Contracts listed on Exhibit “C” related to the OCOM North Property which Buyer elects to continue after Closing (collectively, the “OCOM North Assigned Contracts”). The OCOM North Assigned Contracts shall be assigned to and assumed by Buyer at Closing and Cruse-Six shall take such steps as are reasonably necessary to terminate all Contracts other than the OCOM North Assigned Contracts. Buyer shall give notice to Cruse-Two on or before the expiration of the Inspection Period of any Contracts listed on Exhibit “C” related to the OCOM South Property which Buyer elects to continue after the Master Lease Expiration Date or the earlier termination of the Master Lease (such date, the “Master Lease Termination Date”) and Cruse-Two shall take such steps as are reasonably necessary to terminate all Contracts other than the OCOM South Assigned Contracts at or prior to the Master Lease Termination Date. From and after the Effective Date of this Agreement, (i) Sellers shall not enter into any new Contracts which are not terminable with thirty (30) days or less prior notice without Buyer’s consent and (ii) Sellers shall provide Buyer with copies of any new Contracts. From and after the expiration of the Inspection Period, Sellers shall not enter into any new Contracts without the prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed. Buyer shall be deemed to have consented to any proposed new Contract if Buyer has not responded within three (3) Business Days after a Seller’s request for consent thereto and such Contract shall be deemed and become part of the Assigned Contracts to be assigned to Buyer at Closing or upon expiration of the Master Lease, as applicable.

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9.6         No Contracting for Sale of Property. Sellers shall not enter into any contract or other written agreement for sale of the Property with any other party. Buyer shall have any and all rights and remedies available at law and equity in the event Seller does not comply with the preceding sentence, subject to the limitations set forth in Section 13.2 of this Agreement.

9.7         No Liens on Property. Sellers shall not voluntarily create any liens, easements or other conditions affecting any portion of the Property without the prior written consent of Buyer, which shall not be unreasonably withheld, conditioned or delayed.

9.8         Survival. The provisions of this Section 9 shall survive the Closing for a period of twelve (12) months.

10.         Closing; Deliveries.

10.1       Time of Closing. The Closing shall take place on the first Business Day that is twenty (20) days following the expiration of the Inspection Period (such date, the “Closing Date”) through an escrow closing with the Escrow Agent, unless otherwise agreed to in writing by both Sellers and Buyer; provided, that if the first Business Day is a Monday, then the Closing Date shall be the following Tuesday. As used in this Agreement, “Business Day” shall mean any day which is not a Saturday, Sunday or legal holiday.

10.2       Seller Deliveries. On or prior to the Closing Date, Sellers shall deliver to Escrow Agent the following (provided, that if Buyer elects to proceed under Section 3.5, to Closing with respect to the OCOM South Property only, all deliveries that relate to the OCOM North Property shall not be required):

10.2.1       Two (2) originals of the Master Lease, substantially in the form attached hereto as Exhibit “D”, duly executed by Cruse-Two.

10.2.2       One (1) original special warranty deed for the OCOM South Real Property from Cruse-Two (the “OCOM South Deed”), substantially in the form attached hereto as Exhibit “E,” duly executed and acknowledged by Cruse-Two, and one (1) original special warranty deed for the OCOM North Real Property from Cruse-Six (the “OCOM North Deed”), substantially in the form attached hereto as Exhibit “E,” duly executed and acknowledged by Cruse-Six.

10.2.3       Two (2) originals of the bill of sale (the “Bill of Sale”) for the Personalty (if any) from each Seller, substantially in the form attached hereto as Exhibit “F,” duly executed by each Seller.

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10.2.4       Two (2) originals of the assignment and assumption of Leases, Contracts and Security Deposits (the “Assignment and Assumption of Leases, Contracts and Security Deposits”) from each Seller, substantially in the form attached hereto as Exhibit “G,” duly executed by each Seller.

10.2.5       Two (2) originals of the assignment of the Intangible Property (the “Assignment of Intangible Property”) from each Seller, substantially in the form attached hereto as Exhibit “H,” duly executed by each Seller.

10.2.6       Two (2) originals of the Lease Amendments (as defined in Section 3.5), duly executed by each Seller (in its capacity as landlord under the applicable Lease) and by the applicable tenant; One (1) original of an owner's affidavit executed by each Seller as to the Property owned by such Seller sufficient for Title Company to issue, without extra charge, an owner’s policy of title insurance free of any exceptions for unfiled mechanics’ or materialmen’s liens for work performed by such Seller (but not any tenants) prior to Closing, or for rights of parties in possession other than pursuant to the Leases and the Master Lease, as applicable.

10.2.7       One (1) original of a Non-Foreign Affidavit as required by the Foreign Investors in Real Property Tax Act (“FIRPTA”), as amended, in the form of Exhibit “J,” duly executed by each Seller.

10.2.8       One (1) original of a certification by each Seller substantially in the form attached hereto as Exhibit “K” that all representations and warranties made by such Seller in Section 4 of this Agreement are true and correct in all material respects on the date of Closing, except as may be set forth in such certificate.

10.2.9       Keys or combinations to all locks at the OCOM North Property, to the extent in Sellers’ possession, and subject to the rights of the tenant of the OCOM North Property. Buyer hereby acknowledges and agrees that Seller shall be permitted to make the items described in this Section 10.2.9 available to Buyer at the Property in lieu of delivering them to Escrow Agent.

10.2.10     Originals of the OCOM North Lease and copies of lease files at the OCOM North Real Property, and originals of any OCOM North Assigned Contracts, in each case to the extent in Cruse-Six’s possession. Buyer hereby acknowledges and agrees that Seller shall be permitted to make the items described in this Section 10.2.10 available to Buyer at the Property in lieu of delivering them to Escrow Agent.

10.2.11     Two (2) originals of the Post-Closing Escrow Agreement, duly executed by Cruse-Two.

10.2.12     Original letter of credit with respect to obligations of Cruse-Two under Post-Closing Escrow Agreement, along with any fees associated therewith.

10.2.13     The original Estoppel Certificates and SNDAs.

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10.2.14     All other instruments and documents reasonably required to effectuate this Agreement and the transactions contemplated thereby.

10.3       Buyer Deliveries. On or prior to the Closing Date, Buyer shall deliver to Escrow Agent the following (provided, that if Buyer elects to proceed under Section 3.5, to Closing with respect to the OCOM South Property only, all deliveries that relate to the OCOM North Property shall not be required):

10.3.1       A wire transfer of the Purchase Price in the amount required under Section 2.2 hereof (subject to the adjustments provided for in this Agreement).

10.3.2       A certification by Buyer substantially in the form attached hereto as Exhibit “K” that all representations and warranties made by Buyer in Section 5 of this Agreement are true and correct in all material respects on the date of Closing, except as may be set forth in such certificate.

10.3.3       Two (2) originals of the Master Lease, duly executed by Buyer.

10.3.4       Two (2) originals of each Bill of Sale, duly executed by Buyer.

10.3.5       Two (2) originals of each Assignment and Assumption of Leases, Contracts and Security Deposits, duly executed by Buyer.

10.3.6       Two (2) originals of each Assignment of Intangible Property, duly executed by Buyer.

10.3.7       Two (2) originals of each Lease Amendment (as defined in Section 3.5), duly executed by Buyer (acknowledging and agreeing to such Lease Amendment in its capacity as Master Lessor with respect to the OCOM South Lease, and as successor landlord with respect to the OCOM North Lease);

10.3.8       Two (2) originals of the Post-Closing Escrow Agreement, duly executed by Buyer.

10.3.9       All other instruments and documents reasonably required to effectuate this Agreement and the transactions contemplated thereby.

11.         Apportionments; Taxes; Expenses.

11.1       Apportionments.

11.1.1       Taxes and Operating Expenses. Because all real estate taxes, charges and assessments affecting the Property (“Taxes”) and all operating expenses including charges for water, electricity, sewer rental, gas, telephone, fuel oil and all other utilities (“Operating Expenses”) are paid directly by tenants, Buyer and Sellers acknowledge and agree that it will not be necessary to prorate Taxes or Operating Expenses as of the Closing Date.

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11.1.2       Rents. All rent under the Leases received by Seller from tenants during the month of Closing shall be prorated to the date of Closing, and Buyer shall receive a credit at Closing for amounts so received that are attributable to the period or and after the Closing. Delinquent rent shall not be prorated but shall remain the property of Sellers. With respect to the OCOM South Lease, payments received from the tenant from and after the date of Closing until the Master Lease Termination Date, shall be remitted to Buyer as provided in the Master Lease. Payments received from tenants from and after the date of Closing shall be applied first to rents then due for the current period and then to amounts owed to Buyer with respect to periods following the Closing, and then to rents delinquent as of the Closing Date. Buyer shall use reasonable efforts to collect delinquent rents for the benefit of Sellers, and shall cooperate with Sellers in the collection of any delinquent amounts, but shall not be required to terminate any Leases or evict any tenants.

11.1.3       Charges under Assigned Contracts. The unpaid monetary obligations of Sellers with respect to any of the Assigned Contracts shall be prorated on a per diem basis as of the date of Closing with respect to the OCOM North Assigned Contracts, or as of the Master Lease Termination Date with respect to the OCOM South Assigned Contracts.

11.1.4       Security Deposits. The Security Deposits (together with any accrued interest thereon as may be required by law or contract) shall be transferred or credited to Buyer as of the date of Closing with respect to the OCOM North Lease or as of the Master Lease Termination Date with respect to the OCOM South Lease, and to the extent a Seller has any Security Deposits held in the form of a letter of credit, such letters of credit shall, at such Seller’s expense (to the extent not the responsibility of the tenant under the applicable Lease), be transferred to Buyer as of Closing with respect to the OCOM North Lease or as of the Master Lease Termination Date with respect to the OCOM South Lease.

11.1.5       Bankruptcy Distributions. Any portion of bankruptcy distributions (whether or not Seller has filed its proof of claim as of the date hereof) or payments pursuant to (i) settlement agreements (whether prepared by Seller’s in-house counsel or outside counsel), (ii) arrearage payment plans by letters signed by Seller or its agent, (iii) lease termination agreements, (iv) promissory notes, or (v) judgments (whether already obtained by Seller or which result from lawsuits or proceedings filed prior to the Closing with respect to the OCOM North Property or prior to the Master Lease Termination Date with respect to the OCOM South Property) providing for the payment of specified sums, either in a lump sum or in installments, in all cases which are applicable to the time period prior to the date of Closing or the Master Lease Termination Date, as applicable, but payable after the date of Closing or the Master Lease Termination Date, as applicable, and actually received by Buyer, shall be payable to Sellers.

11.1.6       Survival. The provisions of this Section 11.1 shall survive the Closing to the extent any monies may be payable pursuant to this Section 11.1 to either party subsequent to the transfer of title to the Property to Buyer.

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11.2       Closing Costs. Buyer and Seller shall each pay their own legal fees related to the preparation of this Agreement and, except as otherwise provided herein, all documents required to settle the transaction contemplated hereby.  Buyer shall pay all costs associated with its investigation of the Property, including the cost of appraisals, architectural, engineering, credit and environmental reports.  Sellers shall pay:  (i) one-half (½) of Escrow Agent’s fees, costs and expenses, (ii) the base premiums for the Title Policies for the Property (excluding all charges, premiums and fees for any and all endorsements to the Title Policies)f, and (iii) all costs associated with the cure or removal of any title objections by Buyer that Sellers are obligated or agree to remove or cure (“Curative Costs”).  Buyer shall pay:  (i) one-half (½) of Escrow Agent’s fees, costs and expenses, (ii) the cost of the Survey, (iii) all charges, premiums and fees for any and all endorsements to the Title Policy other than Curative Costs and for any lender’s policies of title insurance on the Property, and (iv) all transfer taxes and recording fees for the OCOM North Deed and the OCOM South Deed, and all mortgage taxes and recording fees for Buyer’s loan-related documents, if any.  All Closing costs not described above shall be borne by Seller and Buyer, respectively, in the matter customarily borne by sellers and buyers, respectively, of real property in the county in which the Real Property is located

12.         Damage or Destruction; Condemnation; Insurance. If at any time prior to the date of Closing there is damage or destruction to the Property, the cost for repair of which exceeds Five Hundred Thousand Dollars ($500,000) and the Property cannot be restored to its original condition prior to Closing, or if more than five percent (5%) of the rentable area of any Building is condemned or taken by eminent domain proceedings by any public authority, then, at Buyer’s option, this Agreement shall terminate, and the Deposit shall be returned to Buyer, and except as expressly set forth herein, neither party shall have any further liability or obligation to the other hereunder.

If there is any damage or destruction or condemnation or taking, regardless of the cost of any repair, and if Buyer elects not to terminate this Agreement as herein provided (to the extent Buyer is entitled to do so), then (1) in the case of a taking, all condemnation proceeds paid or payable to the Seller whose Property was taken shall belong to Buyer and shall be paid over and assigned to Buyer at Closing, and the Seller whose Property was taken shall be paid at Closing for the reasonable expenses incurred by such Seller in connection with such taking; and (2) in the case of a casualty, the Seller whose Property was damaged or destroyed shall assign to Buyer all rights to any insurance proceeds paid or payable to such Seller under the applicable insurance policies, less any costs of collection and any sums expended in restoration, and such Seller’s deductible (if any) shall be a credit to Buyer against the Purchase Price allocable to such Seller’s Property, and the parties shall proceed with the Closing without any reduction in the Purchase Price payable to such Seller.

13.         Remedies.

13.1       Buyer Default. In the event Buyer breaches or fails to complete the purchase of the Property or to perform its obligations under this Agreement and such failure continues for five (5) business days following receipt of written notice regarding same (other than the failure of Buyer to deliver “Buyer’s Deliveries” pursuant to Section 10.3 hereunder, for which there shall be no grace or cure period), then Sellers shall, as their exclusive remedy therefor, be entitled to receive the Deposit, plus all interest earned and accrued thereon, as liquidated damages (and not as a penalty) in lieu of, and as full compensation for, all other rights or claims of Sellers against Buyer by reason of such default. Thereupon this Agreement shall terminate and the parties shall be relieved of all further obligations and liabilities hereunder, except as expressly set forth herein. Buyer and Sellers acknowledge that the damages to Sellers resulting from Buyer’s breach would be difficult, if not impossible, to ascertain with any accuracy, and that the liquidated damage amount set forth in this Section represents the parties’ best efforts to approximate such potential damages.

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13.2       Seller Default. If the sale of the Property is not consummated due to a breach or default under this Agreement solely on the part of either Seller and such failure continues for five (5) business days following receipt of written notice regarding same (other than the failure of Sellers to deliver “Seller Deliveries” pursuant to Section 10.2 hereunder, for which there shall be no grace or cure period), then Buyer may, in its sole and absolute discretion, either (a) terminate this Agreement by giving written notice of such election to Sellers and Escrow Agent, in which event the Deposit shall be refunded and returned forthwith to Buyer and Sellers shall reimburse Buyer for all title, escrow, legal and inspection fees and any other actual, out-of-pocket expenses incurred by Buyer in connection with the performance of its due diligence review of the Property, including, without limitation, environmental and engineering consultants’ fees and the fees incurred in connection with the preparation and negotiation of this Agreement, in an amount not to exceed $75,000, or (b) pursue an action for specific performance of Sellers’ obligations under this Agreement, in which event Buyer will have no right to seek damages against Sellers, except as provided in Section 18.1.

14.         Possession. Possession of the Property shall be tendered to Buyer at Closing, subject to the rights of Cruse-Two under the Master Lease and the rights of tenants under the Leases and to the other matters permitted pursuant to this Agreement.

15.         Notices. All notices and other communications provided for herein shall be in writing and shall be sent to the address set forth below (or such other address as a party may hereafter designate for itself by notice to the other parties as required hereby) of the party for whom such notice or communication is intended:

15.1       If to Buyer:

Global Medical REIT Inc.

4800 Montgomery Lane, Suite 450

Bethesda, Maryland 20814

Attention:          Alfonzo Leon

Email:               AlfonzoL@globalmedicalreit.com

Phone:               (202) 524-6853

With a copy to:

Cox, Castle & Nicholson LLP

2029 Century Park East, 21st Floor

Los Angeles, California 90067

Attention:          David Lari

Email:                dlari@coxcastle.com

Phone:               (310) 284-2292

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If to Sellers:

Cruse-Two, L.L.C.

Cruse-Six, L.L.C.

P.O. Box 890396

Oklahoma City OK 73189-0396

Attention:          Anthony L. Cruse, D.O.

E-mail:               tcruse@southwestortho.com

With a copy to:

McAfee & Taft

Tenth Floor, Two Leadership Square

211 N. Robinson Avenue

Oklahoma City OK 73102

Attention:          Myrna S. Latham and H. Cole Marshall

E-mail:              myrna.latham@mcafeetaft.com;

    cole.marshall@mcafeetaft.com

Phone:                (405) 552-2278

If to Escrow Agent:

American Eagle Title Insurance Company

421 NW 13th Street, Suite 320

Oklahoma City OK 73103

Attention:          Mr. Eric Offen

e-mail:               eoffen@ameagletitle.com

Phone:                (405) 232-6700

Any such notice or communication shall be sufficient if sent by registered or certified mail, return receipt requested, postage prepaid; by hand delivery; by overnight courier service; or by e-mail (provided that such e-mail delivery is confirmed by the sender, by delivery service or by mail in the manner previously described within 24 hours after such transmission is sent). Any such notice or communication shall be effective when delivered or when delivery is refused.

16.         Brokers. Buyer and Sellers each represent to the other that it has not dealt with any broker or agent in connection with this transaction other than Clinton Parker and Marc Flynn of Brown Gibbons Lang & Company, to whom Sellers and Buyer shall each pay a portion of the commission in amounts mutually agreed by Sellers and Buyer pursuant to a separate agreement if, as and when the Closing and funding occur, but not otherwise. Each party hereby indemnifies and holds harmless the other party from all loss, cost and expense (including reasonable attorneys’ fees) arising out of a breach of its representation or undertaking set forth in this Section 16. The provisions of this Section 16 shall survive Closing or the termination of this Agreement without limit.

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17.         Escrow Agent. Escrow Agent shall hold the Deposit in accordance with the terms and provisions of this Agreement, subject to the following:

17.1       Obligations. Escrow Agent undertakes to perform only such duties as are expressly set forth in this Agreement and no implied duties or obligations shall be read into this Agreement against Escrow Agent.

17.2       Reliance. Escrow Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes, and any statement or assertion contained in such writing or instrument, and may assume that any person purporting to give any writing, notice, advice or instrument in connection with the provisions of this Agreement has been duly authorized to do so. Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner and execution, or validity of any instrument deposited in escrow, nor as to the identity, authority, or right of any person executing the same, and Escrow Agent’s duties under this Agreement shall be limited to those provided in this Agreement. Upon receipt by Escrow Agent from either Buyer or Seller of any notice or request (the “Escrow Demand”) to perform any act or disburse any portion of the monies held by Escrow Agent under the terms of this Agreement, Escrow Agent shall give written notice to the other party (the “Notified Party”). If within seven (7) days after the giving of such notice, Escrow Agent does not receive any written objection to the Escrow Demand from the Notified Party, Escrow Agent shall comply with the Escrow Demand. If Escrow Agent does receive written objection from the Notified Party in a timely manner, Escrow Agent shall take no further action until the dispute between the parties has been resolved.

17.3       Indemnification. Unless Escrow Agent discharges any of its duties under this Agreement in a negligent manner or is guilty of willful misconduct with regard to its duties under this Agreement, Seller and Buyer shall indemnify Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or other expenses, fees, or charges of any character or nature, which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Agreement; and in such connection Seller and Buyer shall indemnify Escrow Agent against any and all expenses including reasonable attorneys’ fees and the cost of defending any action, suit or proceeding or resisting any claim in such capacity.

17.4       Disputes. If the parties (including Escrow Agent) shall be in disagreement about the interpretation of this Agreement, or about their respective rights and obligations, or the propriety of any action contemplated by Escrow Agent, or the application of the Deposit, Escrow Agent shall hold the Deposit until the receipt of written instructions from both Buyer and Seller or a final order of a court of competent jurisdiction. Escrow Agent shall be indemnified for all costs and reasonable attorneys’ fees in its capacity as Escrow Agent in connection with any such interpleader action and shall be fully protected in suspending all or part of its activities under this Agreement until a final judgment in the interpleader action is received.

17.5       Counsel. Escrow Agent may consult with counsel of its own choice and have full and complete authorization and protection in accordance with the opinion of such counsel. Escrow Agent shall otherwise not be liable for any mistakes of fact or errors of judgment, or for any acts or omissions of any kind, unless caused by its negligence or willful misconduct.

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18.         Indemnification.

18.1       Seller’s Indemnification. From and after the Closing, each Seller shall reimburse, indemnify, defend and hold harmless Buyer and Buyer’s employees, agents, representatives, contractors and invitees (the “Buyer Indemnified Parties”) from and against any and all damage, loss or liability resulting from: (a)  such Seller’s default in the performance of any representation, warranty, covenant and/or any other obligation to be performed by such Seller under this Agreement, and (b) such Seller’s failure to pay any expenses that it is required to pay under this Agreement.

18.2       Buyer’s Indemnification. From and after Closing, Buyer shall reimburse, indemnify, defend and hold each Seller and such Seller’s employees, agents, representatives, members, managers, contractors and invitees (the “Seller Indemnified Parties”) harmless from and against any and all damage, loss or liability resulting from: (a) any non-contractual claims of third-parties relating to the use, operation or ownership of the Property from and after the Closing, (b) breaches by Buyer on or after Closing of its obligations under any Assigned Contract and (c) Buyer’s failure to pay the expenses required under this Agreement.

18.3       Definition of Exist. For purposes of this Section 18, an obligation shall be deemed to “exist” as of the Closing if it relates to an event which occurred prior to the Closing even if it is not asserted until after the Closing. The terms of the indemnities set forth above shall survive the Closing for a period of one (1) year.

18.4       Indemnification Procedure.

18.4.1       If a party desires to make a claim against the other party in connection with any Losses for which such claiming party may seek indemnification under this Agreement (a “Claim”), the party entitled to indemnification (the “Indemnified Party”) shall promptly notify the other party (the “Indemnifying Party”) of such Claim and the amount and circumstances surrounding it. Upon receipt of such notice from the Indemnified Party, the Indemnifying Party shall be entitled, at its election, to assume or participate in the defense of such Claim. Counsel to the Indemnifying Party shall be reasonably acceptable to the Indemnified Party. In any case in which the Indemnifying Party assumes the defense of the Claim, the Indemnifying Party shall give the Indemnified Party ten (10) calendar days notice prior to executing any settlement agreement and the Indemnified Party shall have the right to approve or reject the settlement and related expenses; provided, however, that upon rejection of any settlement and related expenses, the Indemnified Party shall assume control of the defense of such Claim and the liability of Indemnifying Party with respect to such Claim shall be limited to the amount or the monetary equivalent of the rejected settlement and related expenses.

18.4.2       The Indemnified Party shall retain the right to employ its own counsel and to discuss matters with the Indemnifying Party related to the defense of any Claim, the defense of which has been assumed by the Indemnifying Party pursuant to Section 18.4.1 of this Agreement, but the Indemnified Party shall bear and shall be solely responsible for its own costs and expenses in connection with such participation; provided, however, that all decisions of the Indemnifying Party shall be final and that Indemnified Party shall cooperate with the Indemnifying Party in all respects in the defense of the Claim, including refraining from taking any position adverse to the Indemnifying Party.

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18.4.3       If the Indemnifying Party fails to give notice of the assumption of the defense of any Claim within a reasonable time period not to exceed forty-five (45) days after receipt of notice thereof from the Indemnified Party, the Indemnifying Party shall no longer be entitled to assume (but shall continue to be entitled to participate in) such defense. The Indemnified Party may, at its option, continue to defend such Claim and, in such event, the Indemnifying Party shall indemnify the Indemnified Party for all reasonable fees and expenses in connection therewith. The Indemnifying Party shall be entitled to participate at its own expense and with its own counsel in the defense of any Claim the defense of which it does not assume. Prior to effectuating any settlement of such Claim, the Indemnified Party shall furnish the Indemnifying Party with written notice of any proposed settlement in sufficient time to allow the Indemnifying Party to act thereon. Within fifteen (15) days after the giving of such notice, the Indemnified Party shall be permitted to effect such settlement unless the Indemnifying Party (a) reimburses the Indemnified Party in accordance with the terms of this Section 18 for all reasonable fees and expenses incurred by the Indemnified Party in connection with such Claim; (b) assumes the defense of such Claim; and (c) takes such other actions as the Indemnified Party may reasonably request as assurance of the Indemnifying Party’s ability to fulfill its obligations under this Section 18 in connection with such Claim.

18.4.4       Definition of Losses. For purposes of this Agreement, “Losses” shall mean all actual liabilities, losses, costs, damages, penalties, assessments, demands, claims, causes of action, including, without limitation, reasonable attorneys’, accountants’ and consultants’ fees and expenses and court costs, excluding any special, incidental, exemplary, punitive, or consequential damages.

18.4.5       Limitation of Claims. Notwithstanding anything in this Agreement to the contrary, a Seller shall not be liable for any Losses arising out of or based upon a breach or alleged breach of the representations and warranties of such Seller in Section 4, unless all such Losses exceed $50,000 in the aggregate (the “Basket”) (and such Seller’s indemnity hereunder shall extend only to the portion of such Losses exceeding in the aggregate $50,000), and the aggregate amount of all such Losses shall not exceed $1,000,000 (the “Cap”), provided that the Basket and the Cap shall not be applicable to Losses relating to, arising out of or resulting from any fraudulent misrepresentation by a Seller hereunder. In addition, notwithstanding anything in this Agreement to the contrary, Sellers shall not be liable following the Closing for any indemnification obligations hereunder based on a breach of the representations and warranties in Section 4 if (X) Sellers did not have knowledge, prior to the Closing, of the facts constituting such breach, and (Y) Buyer had actual knowledge of such breach prior to Closing. If any party discovers, prior to Closing, that any representation or warranty of the other party is false, misleading or inaccurate in any material respect, and if the discovering party elects to proceed to Closing, such party cannot later bring a claim against the other as to such discovered matter.

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18.4.6       Exclusive Right for Damages. Sellers and Buyer agree that if a Seller breaches its representations and warranties in Section 4 of this Agreement or the covenants and agreements of such Seller contained in this Agreement, Buyer’s sole and exclusive right to recover damages for such breach shall be to be indemnified for its Losses, not to exceed the Cap, in accordance with the procedures set forth in this Section 18.4 and Buyer shall have no right to sue Seller for any damages in excess of the Cap, or ask for any other monetary relief against Seller, except that Buyer shall have the right to recover its actual third party out of pocket expenses in an amount not to exceed $75,000 as provided in Section 13.2 of this Agreement.

19.         Miscellaneous.

19.1       Assignability. Sellers shall not assign any of their respective right, title, claim or interest in, to or under this Agreement. Buyer may assign any or all of its rights and obligations under this Agreement to any entity resulting from a merger or consolidation with Buyer or any organization purchasing substantially all of Buyer’s assets, (ii) any entity succeeding to substantially all of the business and assets of Buyer, (iii) any subsidiary, affiliate or parent of Buyer, (iv) any entity controlling, controlled by or under common control with Buyer or (v) any entity resulting from the reorganization of Buyer outside of a bankruptcy reorganization. In such event, Buyer shall provide written notification to Sellers of such transfer on or before the date that is five (5) days prior to Closing. For purposes of this Agreement, “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership or voting securities, by contract, or otherwise. Except as set forth above in this Section 19.1, Buyer shall have no right to assign this Agreement or any of Buyer’s rights or obligations hereunder without the prior written consent of Sellers (which shall not be unreasonably withheld). No assignment of this Agreement by Buyer shall relieve the entity named as Buyer herein from its obligations hereunder.

19.2       Governing Law; Bind and Inure. This Agreement shall be governed by the law of the State of Oklahoma without regard to its conflicts of laws principles and shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, assigns and personal representatives.

19.3       Recording. Neither this Agreement nor any notice or memorandum hereof shall be recorded in any public land record. A violation of this prohibition shall constitute a material breach entitling the non-breaching party to terminate this Agreement.

19.4       Time of the Essence. Time is of the essence of this Agreement.

19.5       Further Assurances. Each party will, whenever and as often as it shall be requested to do so by the other party, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered any and all such further conveyances, assignments, approvals, consents and any and all other documents and do any and all other acts as may be necessary to carry out the intent and purpose of this Agreement. The provisions of this Section 19.5 shall survive the Closing.

19.6       Exclusivity. Until the Closing Date or the date that this Agreement is terminated, Sellers shall not enter into any contract, or enter into or continue any negotiations, to sell the Property to any person or entity other than Buyer, nor will Sellers solicit proposals from, or furnish any non-public information to, any person or entity other than Sellers’ agents, attorneys and lenders and Buyer regarding the possible sale of the Property.

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19.7       Non-Solicitation. For the period beginning on the Closing Date and ending on the fifth (5th) anniversary of the Closing Date, Sellers covenant and agree that it shall not, nor shall it permit any of its Affiliates, or its successors and assigns, directly or indirectly, to call on or solicit any tenant of the Property for the purpose of leasing space to such tenant at another property managed, operated or otherwise controlled by Sellers or its Affiliates. The parties acknowledge that the restrictions on solicitation set forth in the preceding sentence are reasonable in scope and are essential to the protection of the legitimate business interests of Buyer. The parties further acknowledge and agree that since a remedy at law for any breach or attempted breach of the provisions of this Section 19.7 would be inadequate, Buyer shall be entitled to preliminary or permanent injunctive relief for any violation of this Section 19.7, in addition to any other rights and remedies available to Buyer hereunder, at law or in equity. Notwithstanding the foregoing, if the restrictions on solicitation in this Section 19.7 are judged unreasonable by any court of competent jurisdiction, the parties agree to the reformation of such restriction(s) by the court to limits which may reasonably grant Buyer the maximum protection permitted by applicable law in such circumstances. For the purposes of this Section, the term (a) “Affiliate” means any corporation, limited liability company, partnership, joint venture or other entity, regardless of how organized or identified, which is directly or indirectly controlled by a Seller, and (b) “control” means, when used with respect to any person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract, or otherwise, and the terms “controlling” and “controlled” have correlative meanings. The provisions of this Section shall survive the Closing.

19.8       Headings. The headings preceding the text of the paragraphs and subparagraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

19.9       Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19.10     Exhibits. All Exhibits which are referred to herein and which are attached hereto or bound separately and initialed by the parties are expressly made and constitute a part of this Agreement.

19.11     Use of Proceeds to Clear Title. To enable Sellers to make conveyance as herein provided, Sellers shall, at the time of Closing, direct the Escrow Agent to use the Purchase Price or any portion thereof to clear the title of any or all Monetary Liens, provided that provision reasonably satisfactory to Buyer’s attorney is made for prompt recording of all instruments so procured in accordance with conveyancing practice in the jurisdiction in which the Property is located.

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19.12     Submission not an Offer or Option. The submission of this Agreement or a summary of some or all of its provisions for examination or negotiation by Buyer or Seller does not constitute an offer by Sellers or Buyer to enter into an agreement to sell or purchase the Property, and neither party shall be bound to the other with respect to any such purchase and sale until a definitive agreement satisfactory to Buyer and Seller in their sole discretion is executed and delivered by both Sellers and Buyer.

19.13     Entire Agreement; Amendments. This Agreement and the Exhibits and Schedules hereto set forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as contained herein. This Agreement may not be changed orally but only by an agreement in writing, duly executed by or on behalf of the party or parties against whom enforcement of any waiver, change, modification, consent or discharge is sought.

19.14     Counterparts; Electronic Signatures. This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument. Facsimile and electronically transmitted signatures shall for all purposes be treated as originals.

19.15     Attorneys’ Fees. In the event of any litigation arising out of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees and costs.

19.16     Waiver of Jury Trial. Each party to this Agreement hereby expressly AND IRREVOCABLY waives any right to trial by jury of any claim, demand, action or cause of action (each, an “Action”) (a) arising out of this Agreement, including any present or future amendment thereof or (b) in any way connected with or related or incidental to the dealings of the parties or any of them with respect to this Agreement (as hereafter amended) or any other instrument, document or agreement executed or delivered in connection herewith, or the transactions related hereto or thereto, in each case whether such Action is now existing or hereafter arising, and whether sounding in contract or tort or otherwise and regardless of which party asserts such Action; and each party hereby agrees and consents that any such Action shall be decided by court trial without a jury, and that any party to this Agreement may file an original counterpart or a copy of this Section 19.16 with any court as written evidence of the consent of the parties to the waiver of any right they might otherwise have to trial by jury. THIS WAIVER IS GIVEN KNOWINGLY AND VOLUNTARILY AFTER CONSULTATION WITH COUNSEL.

19.17     No Waiver. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver, nor shall a waiver in any instance constitute a waiver in any subsequent instance. No waiver shall be binding unless executed in writing by the party making the waiver.

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19.18     Rules of Construction. Article and Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement. All references to “Article” or “Sections” without reference to a document other than this Agreement, are intended to designate articles and sections of this Agreement, and the words “herein,” “hereof,” “hereunder,” and other words of similar import refer to this Agreement as a whole and not to any particular Article or Section, unless specifically designated otherwise. The use of the term “including” shall mean in all cases “including but not limited to,” unless specifically designated otherwise. No rules of construction against the drafter of this Agreement shall apply in any interpretation or enforcement of this Agreement, any documents or certificates executed pursuant hereto, or any provisions of any of the foregoing.

19.19      Confidentiality. Neither Party shall make public disclosure with respect to this transaction either before or after Closing except:

(a)          as may be required by law, including without limitation disclosure required under Freedom of Information Act (“FOIA”) request, securities laws, or by the Securities and Exchange Commission, or by the rules of any stock exchange, or in connection with any filing or registration;

(b)         to such attorneys, accountants, present or prospective sources of financing, partners, directors, officers, employees and representatives of either Party or of such Party’s advisors who need to know such information for the purpose of evaluating and consummating the transaction, including the financing of the transaction;

(c)          to the extent that such information is a matter of public record; and

(d)         Buyer may issue a press release (the “Press Release”) upon full execution of this Agreement by all parties announcing the transactions proposed herein including the purchase price provided that the Press Release may be reviewed by Sellers in writing prior to its release, and Buyer shall not issue the Press Release without incorporation of Sellers’ reasonable comments thereto; or as may be permitted specifically by the terms of this Agreement.

[Signature Page Follows]

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Signature Page to

Purchase Agreement

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

SELLERS:	CRUSE-TWO, L.L.C.,
an Oklahoma limited liability company

	By:	/s/ Anthony L. Cruse
		Name:		Anthony L. Cruse
		Its:		Manager

CRUSE-SIX, L.L.C.,
an Oklahoma limited liability company

	By:	/s/ Anthony L. Cruse
		Name:		Anthony L. Cruse
		Its:		Manager

BUYER:	GMR OKLAHOMA CITY, LLC,
a Delaware limited liability company

	By:	Global Medical REIT, LP,
a Maryland limited partnership

		By:		Global Medical REIT Inc.,
a Maryland corporation

			By:	/s/ Jeffrey Busch
Name: Jeffrey Busch
Its: Authorized Signatory

S-1

CONSENT OF ESCROW AGENT

The undersigned Escrow Agent hereby agrees to (i) accept the foregoing Agreement, (ii) be Escrow Agent under said Agreement and (iii) be bound by said Agreement in the performance of its duties as Escrow Agent; provided, however, the undersigned shall have no obligations, liability or responsibility under (i) this Consent or otherwise unless and until said Agreement, fully signed by the parties, has been delivered to the undersigned or (ii) any amendment to said Agreement unless and until the same shall be accepted by the undersigned in writing.

DATED: January __, 2017	AMERICAN EAGLE TITLE INSURANCE COMPANY

By:

Name:

Its:

S-2

List of Exhibits

Exhibit “A”       Description of Land

Exhibit “B”       List of Leases

Exhibit “C”       List of Contracts

Exhibit “D”       Form of New Master Lease

Exhibit “E”       Form of Deed

Exhibit “F”       Form of Bill of Sale

Exhibit “G”       Form of Assignment and Assumption of Leases, Contracts and Security Deposits

Exhibit “H”       Form of Assignment of Intangible Property

Exhibit “I”         Intentionally Deleted

Exhibit “J”        Form of Non-Foreign Affidavit

Exhibit “K”       Form of Certificate of Representations and Warranties

Exhibit “L”       Property Information

Exhibit “M”      Post-Closing Escrow Agreement

Exhibit “N”       Form of Tenant Estoppel Certificate

Exhibit “O”       Form of Subordination, Non-Disturbance and Attornment Agreement

EXHIBIT A

Description of the Land

Exhibit A-1

EXHIBIT B

List of Leases

1.	Amended and Restated Building Lease dated as of September 1, 2014, by and between Cruse-Two, L.L.C., an Oklahoma limited liability company, as landlord, and Oklahoma Center for Orthopedic & Multi-Specialty Surgery, LLC, an Oklahoma limited liability company

2.	Lease Agreement dated as of August 28, 2006, by and between TC Concord Place I, Inc., a Delaware corporation (“TC Concord”), as landlord, and Specialists Surgery Center, L.L.C., an Oklahoma limited liability company (“SSC”), as tenant; as amended by a First Amendment to Lease Agreement dated as of November 12, 2007, by and between TC Concord, as landlord, and SSC, as tenant; as assigned to and assumed by Cruse-Six, L.L.C., an Oklahoma limited liability company (“Cruse-Six”) pursuant to an Assignment and Assumption of Lease dated as of July 14, 2008 by and between TC Concord, as assignor, and Cruse-Six, as assignee; as assigned by operation of law to Oklahoma Center for Orthopaedic & Multi-Specialty Surgery, LLC, an Oklahoma limited liability company (“OCOM”) as a result of the merger of SSC with and into OCOM effective as of July 1, 2009.

Exhibit B-1

EXHIBIT C

List of Contracts

NONE

Exhibit C-1

EXHIBIT D

FORM OF NEW MASTER LEASE

[See attached]

Exhibit D-1

EXHIBIT “E”

FORM OF DEED

After recording, return to:

SPECIAL WARRANTY DEED

[___________________________] (“Grantor”), for valuable consideration, the receipt of which is acknowledged, does hereby grant, bargain, sell, and convey unto [____________________________________] (“Grantee”), whose mailing address is [_____________________________],the real estate described on Exhibit A, together with all the improvements and appurtenances (the “Property”), and warrants the title to the Property to be free, clear, and discharged of and from all former grants, claims, charges, taxes, judgments, mortgages, and other liens or encumbrances of any nature granted by, through, or under Grantor, but not otherwise, and further subject to, and excepting and excluding from such warranty, all interests in oil, gas, casinghead gas, distillate, coal, metallic ores, and other minerals therein, thereon, or thereunder previously reserved or conveyed, and those matters set forth on Exhibit B.

To have and to hold the Property unto Grantee, and Grantee’s successors and assigns forever.

Executed as of the ____ day of ___________________, 2017.

[____________________________]

By:
Name:
Title:

STATE OF OKLAHOMA	)
	)	ss:
COUNTY OF OKLAHOMA	)

This instrument was acknowledged before me on __________________, 2017, by __________________________, as Manager of ______________________, an Oklahoma limited liability company.

(Seal)
Notary Public

My Commission Expires:

Commission #

ATTACH:

Exhibit A         Real Property Description

Exhibit B          Permitted Exceptions

Exhibit E-1

EXHIBIT “F”

FORM OF BILL OF SALE

[____________________ LLC, an Oklahoma limited liability company (“Seller”), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby grants, bargains, sells, transfers and delivers to [________________], a [______________] (“Buyer”), effective as of __________________, 2017 (the “Conveyance Date”), all of the fixtures, equipment, furniture, furnishings, appliances, supplies and other personal property of every nature and description attached or pertaining to, or otherwise used in connection with the real property described on Exhibit A (the “Real Property”) attached hereto and located within the Real Property (collectively, the “Personal Property”), but specifically excluding from the Personal Property any accounting software or related items, all property leased by Seller or owned by tenants or others, if any, to have and to hold the Personal Property unto Buyer, its successors and assigns, forever.

Seller grants, bargains, sells, transfers and delivers the Personal Property in its “AS IS” condition, WITH ALL FAULTS, IF ANY, and makes no representations or warranties, direct or indirect, oral or written, express or implied, as to title, encumbrances and liens, merchantability, condition or fitness for a particular purpose or any other warranty of any kind, all of which representations and warranties are expressly hereby disclaimed and denied.

[Include in Cruse-Two Bill of Sale: Buyer, as master landlord, and Seller, as master tenant, are parties to that certain Master Lease Agreement dated as of _____________________ ____, 2017 (the “Master Lease”), wherein Buyer has leased the Real Property and the Personal Property back to Seller for a period of time beginning on the Conveyance Date and ending on February 28, 2022, on the terms and conditions set forth in the Master Lease.]

Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement.

[Signatures appear on following page]

Exhibit F-1

Signature Page to

Bill of Sale

Executed this ____ day of __________ 2017.

SELLER:			,
a

By:
Name:
Its:

BUYER:			,
a

By:
Name:
Its:

ATTACH:

Exhibit A         Real Property Description

Exhibit F-2

EXHIBIT “G”

FORM OF ASSIGNMENT AND ASSUMPTION OF LEASES, CONTRACTS AND SECURITY DEPOSITS

DATE:	____________________, 20__

ASSIGNOR:	_________________________, a ___________________

ASSIGNEE:	_________________________, a ___________________

RECITALS:

WHEREAS, Assignor and Assignee have entered into that certain Purchase and Sale Agreement dated as of _________________ __, 20__ (the “Purchase Agreement”), wherein Assignor agreed to sell and Assignee agreed to buy certain real property described in Exhibit A attached hereto and the improvements located thereon (the “Property”); and

[Include in Cruse-Two Assignment: WHEREAS, Assignor and Assignee are parties to that certain Master Lease Agreement dated as of _____________________ ____, 2017 (the “Master Lease”), wherein Assignee has leased the Property back to Assignor for a period of time beginning on the Conveyance Date (as defined below) and ending on February 28, 2022, unless earlier terminated (such date, the “Master Lease Termination Date”); and]

WHEREAS, [effective as of the Master Lease Termination Date,] Assignee desires to assume and Assignor desires to assign to Assignee all of Assignor's interest (i) as landlord, under the lease described in Exhibit B attached hereto and incorporated herein pertaining to the Property, including any security deposits, letters of credit, advance rentals, or like payments held by Assignor in connection with the lease, and all guaranties of such leases (collectively, the “Lease”), and (ii) as owner, under the service contracts (the “Contracts”) described in Exhibit C attached hereto and incorporated herein pertaining to the Property.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1.           Assignment. Assignor conveys and assigns to Assignee all of Assignor’s right, title and interest in and to the Leases and the Contracts, together with the right to receive any and all sums and proceeds arising out of said Leases and Contracts, from and after [the date of conveyance of the Property by Assignor to Assignee (the “Conveyance Date”)] [the Master Lease Termination Date].

2.           Assumption. Assignee assumes and agrees to be bound by all of Assignor’s liabilities and obligations pursuant to the Leases and the Contracts, if any, and agrees to perform and observe all of the covenants and conditions contained in the Leases and the Contracts, from and after the [Conveyance Date] [Master Lease Termination Date].

Exhibit G-1

3.           Indemnification. Assignee covenants and agrees to indemnify and hold harmless Assignor for, from and against any actions, suits, proceedings or claims, and all costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred in connection therewith, arising out of any breach of any of the Leases or the Contracts by Assignee to the extent occurring from and after the [Conveyance Date] [Master Lease Termination Date]. Assignor covenants and agrees to indemnify and hold harmless Assignee for, from and against any actions, suits, proceedings or claims, and all costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred in connection therewith, arising out of any breach of any of the Leases or the Contracts by Assignor to the extent occurring prior to the [Conveyance Date] [Master Lease Termination Date].

4.           Binding Effect. This Assignment shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

5.           Construction; Definitions. This Assignment shall be construed according to Oklahoma law, without regard to its conflicts of laws principles. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement.

6.           Counterparts. This Assignment may be executed in counterparts, which taken together shall constitute one original instrument.

DATED as of the day and year first above written.

[Signatures Appear on Following Page]

Exhibit G-2

Signature Page to

Assignment and Assumption of Leases,

Contracts and Security Deposits

ASSIGNOR:			,
a

By:
Name:
Its:

ASSIGNEE:			,
a

By:
Name:
Its:

ATTACH:

Exhibit A - Property Description

Exhibit B - Lease

Exhibit B – Contracts

Exhibit G-3

EXHIBIT “H”

ASSIGNMENT OF INTANGIBLE PROPERTY

DATE:	____________________, 20__

ASSIGNOR:	_________________________, a ___________________

ASSIGNEE:	_________________________, a ___________________

RECITALS:

A.          Assignor presently owns the real property described in Exhibit A to this Assignment and the improvements and personal property located thereon (the “Property”).

B.          Assignor and Assignee have entered into that certain Purchase and Sale Agreement dated as of ______________, 2017 (the “Purchase Agreement”), wherein Assignor agreed to sell and Assignee agreed to buy the Property.

C.          Assignor desires to sell the Property to Assignee, and in connection therewith, Assignor desires to assign to Assignee and Assignee desires to acquire Assignor’s interest, if any, in and to the following described rights, interests and property inuring to the benefit of Assignor and relating to the Property.

D.          [Include in Cruse-Two assignment: Assignor and Assignee are parties to that certain Master Lease Agreement dated as of _____________________ ____, 2017 (the “Master Lease”), wherein Assignee has leased the Property back to Assignor for a period of time beginning on the Conveyance Date (as defined below) and ending on February 28, 2022, unless earlier terminated (such date, the “Master Lease Termination Date”).]

FOR VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, Assignor agrees as follows:

1.           Assignment. Effective as of the [date of conveyance of the Property by Assignor to Assignee (the “Conveyance Date”)] [Master Lease Termination Date], Assignor assigns, transfers, sets over, and conveys to Assignee, to the extent the same are assignable, all of Assignor’s right, title, and interest, if any, in and to (i) any warranties and/or guaranties, express or implied, from contractors, builders, manufacturers, and/or suppliers inuring to the benefit of Assignor and relating to the Property, (ii) any licenses, permits and approvals relating to the Property, (iii) any service marks, logos and trade names, (iv) all plans, drawings and specifications and (v) any development rights. [Include in Cruse-Two assignment: Assignee acknowledges and agrees that it shall have no development rights with respect the Property from and after the date of conveyance of the Property by Assignor to Assignee (the “Conveyance Date”); however, Assignee shall retain the right to use the items listed in subparagraphs (i)-(iv) of this paragraph 1 in performance of its obligations under the Master Lease from the Conveyance Date until the Master Lease Termination Date.]

Exhibit H-1

2.           Binding Effect. This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

3.           Construction; Definitions. This Assignment shall be construed according to Oklahoma law, without regard to its conflicts of laws principles. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement.

DATED as of the day and year first above written.

[Signatures appear on following page]

Exhibit H-2

ASSIGNOR:			,
a

By:
Name:
Its:

ASSIGNEE:			,
a

By:
Name:
Its:

ATTACH:

Exhibit A - Property Description

Exhibit H-3

EXHIBIT “I”

Intentionally Deleted

Exhibit I-1

EXHIBIT “J”

NON-FOREIGN AFFIDAVIT

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by [____________________ LLC, a __________] limited liability company (“Seller”), the undersigned hereby certifies the following:

1.           Seller is not a foreign person, foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.           Seller’s U.S. taxpayer identification number is __________________; and

3.           Seller’s address is ________________________________________________.

The undersigned understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both. Under penalties of perjury, the undersigned declares that it has examined this certification and to its knowledge and belief it is true, correct, and complete, and further declares that it has authority to sign this document.

Date:     As of ______________, 2017

,
a

By:
Name:
Its:

Exhibit J-1

EXHIBIT “K”

FORM OF CERTIFICATE OF REPRESENTATIONS AND WARRANTIES

[Letterhead of Party Giving Certificate (Seller or Buyer)]

_______________________, 2017

[Name of Party Receiving Certificate (Seller or Buyer)]

[Address of Party Receiving Certificate]

[City, State]

Ladies and Gentlemen:

The undersigned hereby certifies that all of the representations and warranties made by it in Section ____ of the Purchase and Sale Agreement dated as of __________________, 2017 (the “Purchase Agreement”) between the undersigned, as [insert Seller or Buyer], and you, as [insert Seller or Buyer], are true and correct as of the date hereof in all material respects, except as follows: [insert “none” or exceptions], which shall survive the date hereof for the period and subject to the limitations provided in the Purchase Agreement, and thereafter shall be null and void. The undersigned further ratifies and confirms the continued applicability of, and the understandings and agreements of the undersigned set forth in, such Section ____.

Very truly yours,

,
a

By:
Name:
Its:

Exhibit K-1

EXHIBIT “N”

FORM OF

TENANT ESTOPPEL CERTIFICATE

From:	_____________________________________________
_____________________________________________
_____________________________________________
(“Tenant”)

To:	_____________________________________________
_____________________________________________
_____________________________________________
(“Buyer”)

_____________________________________________
_____________________________________________
(“Landlord”)

_____________________________________________
_____________________________________________
(“Buyer’s Lender”)

Lease:	Lease dated _____________, ______, between
___________________________________________, a
_____________________________________________,
and ________________________________________, a
_____________________________________________,
as amended, modified or supplemented by __________
________________________________ [list all amendments,
addenda, letter agreements and the like] (as so amended,
modified and supplemented, the “Lease”).

Premises:	Suite(s) ______, consisting of a total of ______________ rentable square feet, (the “Premises”) located in the building known as __________________, having an address of ___________, _______, _______(the “Building”).

Tenant hereby certifies to Landlord and Buyer as follows:

1.           Tenant is the current Tenant under the Lease. The Lease is in full force and effect and is the only lease, agreement or understanding between Landlord and Tenant affecting the Premises and any rights to parking. The Lease has not been modified, altered or amended, except as follows: [commencement agreements, modifications, assignments or amendments to the Lease and all letter agreements or, if none, state “None”.]

Exhibit N–1

2.           The initial term of the Lease commenced on _________________, 20__, and the current term will expire on _________________________, _____. The Tenant has an outstanding option to renew the Lease (which has not been waived or lapsed) for ________________________ (_____) additional __________________ following the expiration date of the current term. Tenant has accepted and is presently occupying the Premises.

3.           The base rent under the Lease is currently $______ per month. . Tenant has fully paid all rent and other sums payable under the Lease on or before the date of this Certificate and Tenant has not paid any rent more than one month in advance.

4.           Tenant is not in default under any of the provisions of the Lease, and no event has occurred and no circumstance exists which, with the passage of time or the giving of notice by Landlord, or both, would constitute such a default.

5.           To Tenant’s knowledge, Landlord is not in default under any of the provisions of the Lease, and no event has occurred and no circumstance exists which, with the passage of time or the giving of notice by Tenant, or both, would constitute such a default.

6.           All construction to be performed and the improvements to be installed by Landlord on the Premises as a condition to Tenant’s acceptance of the Premises, if any, have been completed and fully accepted by Tenant. All amounts to be paid by Landlord to Tenant for work performed by Tenant pursuant to any tenant improvement allowance have been paid in full. Any and all other leasing incentives, amounts which the Lease expressly requires to be paid by Landlord to Tenant or amounts to be credited against Tenant rent due under the Lease for any reason (exclusive of operating expense adjustments as may be applicable under the Lease) have been fully paid or credited as applicable, and no such amounts remain outstanding or remain to be credited.

7.           As of the date of this Certificate, Tenant has no defenses, offsets or credits against the payment of rent and other sums due or to become due under the Lease or against the performance of any other of Tenant’s obligations under the Lease.

8.           Tenant has paid to Landlord a security deposit in the amount of $ ___________ [alternatively: Landlord is holding a letter of credit to secure Tenant’s obligation under the Lease is the amount of $______________]. [The obligations of Tenant are guaranteed by _________________, in accordance with the terms of the guaranty dated _____________.]

9.           Tenant has not subleased, assigned, pledged, hypothecated, or otherwise encumbered all or any portion of its interest in the Lease.

10.         Tenant has no existing right of refusal, right of offer, or expansion rights, except _____________ (all other rights, if any, having been waived or deemed waived). Tenant has no purchase option or other right to purchase the Premises or the Building.

11.         There are no actions, voluntary or involuntary, pending against the Tenant under the bankruptcy laws of the United States or any state thereof.

Exhibit N–2

12.         Tenant understands that this Certificate is required in connection with Buyer’s acquisition of the Building, and Tenant agrees that Landlord, Buyer, Buyer’s Lender and their respective assigns (including any parties providing financing for the Building) will, and shall be entitled to, rely on the truth of this Certificate. Tenant agrees that such parties will, and shall be entitled to, rely on the representations in this Certificate as being true and correct and continuing to be made, unless Tenant notifies Landlord and Buyer of a change in this Certificate prior to the closing.

13.         The party executing this document on behalf of Tenant represents that he/she has been authorized to do so on behalf of Tenant.

EXECUTED on this _____ day of __________________, 2017.

TENANT
__________________________________,
a ______________________

By:
Name:
Title:

Exhibit N–3

EXHIBIT “O”

FORM OF

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

(Master Lease)

THIS AGREEMENT made this __ day of __________, 2017, by and among GMR OKLAHOMA CITY, LLC, a Delaware limited liability company (“Master Lessor”) and CRUSE-TWO, L.L.C., an Oklahoma limited liability company (“Landlord”), and OKLAHOMA CENTER FOR ORTHOPAEDIC & MULTI-SPECIALTY SURGERY, LLC, an Oklahoma limited liability company ( “Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant have entered into a certain Amended and Restated Building Lease Agreement dated as of September 1, 2014 (the “Lease”), with respect to the premises (the “Property”) described in Exhibit “A” attached hereto and by this reference made a part hereof (such leased premises, as more particularly described in the Lease, is herein referred to as the “Premises”); and

WHEREAS, as of the date hereof, the Lease is subject to that certain Medical Office Building Master Lease Agreement dated concurrently herewith by and between Master Lessor and Landlord (the “Master Lease”), which Master Lease has an expiration date of February 28, 2022.

NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the sum of Ten Dollars ($10.00) and other good valuable considerations, the receipt and sufficiency of which are hereby acknowledged, and notwithstanding anything in the Lease to the contrary, it is hereby agreed as follows:

1.           Master Lessor, Tenant and Landlord do hereby covenant and agree that the Lease with all rights, options, liens and charges created thereby, is and shall continue to be subject and subordinate in all respects to the Master Lease and to any amendments and modifications thereof, including any increases therein or supplements thereof.

2.           Master Lessor does hereby agree with Tenant that, so long as Tenant complies with and performs its obligations under the Lease, (a) Master Lessor will take no action which will interfere with or disturb the right of Tenant to the use, possession and enjoyment of the Premises in accordance with the Lease, and (b) in the event that the Master Lease should terminate before the Lease, Master Lessor shall recognize Tenant as the tenant of the Premises for the remainder of the term of the Lease in accordance with the provisions thereof and the Lease shall continue in effect as a direct lease between Master Lessor, as landlord, and Tenant, as the tenant of the Premises, provided, that Master Lessor shall not be liable for any act or omission of Landlord or any other prior landlord, or subject to any offsets, counterclaims or defenses which Tenant might have against Landlord or any other prior landlord, or required to construct any improvements which were required to be constructed by Landlord or any other prior landlord, nor shall Master Lessor be bound by any rent or additional rent which Tenant might have paid for more than the current month to Landlord or any other prior landlord or be liable for the return of any security deposit theretofore paid by Tenant, nor shall Master Lessor be bound by any amendment or modification of the Lease made without Master Lessor’s consent.

Exhibit O – Page 1

3.           Tenant does hereby agree with Master Lessor that in the event that the Master Lease should terminate before the Lease, then the Lease shall continue in effect as a direct lease between Master Lessor, as landlord, and Tenant, as the tenant of the Premises, and Tenant shall attorn to and recognize Master Lessor as the landlord under the Lease for the remainder of the term thereof, and Tenant shall perform and observe its obligations thereunder. Tenant further covenants and agrees to execute and deliver upon request of Master Lessor, or its assigns, an appropriate agreement of attornment to any subsequent titleholder of the Premises.

4.           This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, successors-in-title and assigns. When used herein, the term “landlord” refers to Landlord and to any successor to the interest of Landlord under the Lease.

5.           The certifications and agreements contained herein are made by Tenant with the knowledge that the Master Lessor would not enter into the Master Lease except in reliance upon such certifications and agreements by Tenant.

6.           As between Landlord and Tenant, Landlord and Tenant covenant and agree that nothing herein contained nor anything done pursuant to the provisions hereof shall be deemed or construed to modify the Lease.

[Remainder of page intentionally blank]

Exhibit O – Page 2

Signature page to

Subordination, Non-Disturbance and

Attornment Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal, as of the date first above written.

MASTER LESSOR:

GMR OKLAHOMA CITY, LLC,
a Delaware limited liability company

By:	Global Medical REIT, LP,
a Maryland limited partnership

	By:	Global Medical REIT Inc.,
a Maryland corporation

By:
Name:
			Its:	Authorized Signatory

LANDLORD:

CRUSE-TWO, L.L.C.,
an Oklahoma limited liability company

By:
Name:
Title:

TENANT:
OKLAHOMA CENTER FOR ORTHOPAEDIC & MULTI-SPECIALTY SURGERY, LLC,
an Oklahoma limited liability company

By:
Name:
Title:

Exhibit O – Page 3